Exhibit 10.24

LEASE AGREEMENT

By and Between

THE POINT OFFICE PARTNERS, LLC, a Delaware limited liability company

(“Landlord”)

and

CONATUS PHARMACEUTICALS INC., a Delaware corporation

(“Tenant”)

February 28, 2014

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LEASE AGREEMENT

THIS LEASE AGREEMENT, (this “Lease”) is made and entered into as of February 28, 2014, by and between THE POINT OFFICE PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and CONATUS PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PREMISES; FURNITURE

1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises known as Suite 200, located on the second (2nd) floor of that certain building located at 16745 West Bernardo Drive, San Diego, California (the “Building”), which premises are outlined on Exhibit B to this Lease (the “Premises”). The Premises consist of approximately 9,954 rentable (8,830 useable) square feet. The land described on Exhibit A to this Lease (the “Land”) and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building and the other building located 16765 West Bernardo Drive (the “Other Building”), access roadways, the Parking Facility (as hereinafter defined), plaza areas and all other related areas, shall be collectively hereinafter referred to as the “Project.” Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building systems, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Project, including the premises of other tenants of the Project. The parties hereto hereby acknowledge that the purpose of Exhibit B is to show the approximate location of the Premises in the Building and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Building or the Project, the precise area of the Premises, the Building or the Project or the specific location of the Building, Common Areas (as hereinafter defined), or the elements thereof or of the access ways to the Premises, or the Project.

1.2 For purposes of this Lease, (1) “rentable area” and “usable area” shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996); (2) “rentable square feet” and “rentable footage” shall have the same meaning as the term “rentable area;” and (3) “usable square feet” and “usable square footage” shall have the same meaning as the term “usable area.” Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as such terms hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein. Landlord reserves the right to re-measure the Premises, the Building and/or the Project and thereafter adjust all provisions of this Lease which are expressly calculated in this Lease on the basis of the area of the Premises, the Building and/or the Project, in which event Landlord and Tenant shall execute an amendment to this Lease memorializing such adjustments (but the execution of that amendment shall not be a condition precedent to the effectiveness of such adjustments).

ARTICLE 2

TERM; CONDITION OF PREMISES; EARLY OCCUPANCY; MOVING ALLOWANCE; ADA

2.1 The term of this Lease (the “Term”) shall commence on the later of July 1, 2014 and Substantial Completion Date (as defined in the Work Letter Agreement, as hereinafter defined) (the “Commencement Date”), and, if the Commencement Date occurs on the first (1st) of the month, expire at the end of the sixty-fifth (65th) calendar month thereafter, or, if the Commencement Date does not occur on the first (1st) of the month, expire at the end of the sixty-fifth (65th) calendar month after the end of the month in which the Commencement Date occurs (the “Expiration Date”), unless sooner terminated (the “Termination Date”) pursuant hereto, as the same may be extended pursuant to the Option (as hereinafter defined). The portion of the Term exclusive of the Option is sometimes referred to herein as the “Initial Term.” Upon request by Landlord, Tenant shall execute a Commencement Date memorandum in the form of Exhibit F attached hereto, as completed by Landlord in accordance with the terms of this Lease (the “Commencement Date Memorandum”), acknowledging, among other things, the Commencement Date, the Base Rent schedule and the Expiration Date. The Commencement Date Memorandum shall be conclusive and binding on Tenant as to all matters set forth therein, whether or not executed by Tenant, unless within five (5) days following delivery of such Commencement Date Memorandum, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections. The foregoing notwithstanding, Landlord’s failure to deliver any Commencement Date Memorandum to Tenant shall not affect Landlord’s determination of the matters set forth in Exhibit F, and Tenant’s failure to execute the Commencement Date Memorandum shall not excuse Tenant from liability under this Lease with respect to the matters set forth in the Commencement Date Memorandum.

2.2 Except as specifically set forth in the Work Letter Agreement attached to this Lease as Exhibit C (the “Work Letter Agreement”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Project, the Premises, the Land or any other matter or thing affecting or related to the Project or the Premises, and no rights, easements or licenses are acquired by Tenant by implication or otherwise. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Project were in good and satisfactory condition at the time possession was taken by Tenant and that the Tenant Improvements (as defined in the Work Letter Agreement) are complete. Tenant shall accept the Premises in their current “As-Is” condition existing as of the Commencement Date.

2.3 So long as no Event of Default (as hereinafter defined) has occurred, from and after the date that is approximately thirty (30) days prior to the Commencement Date and prior to the Commencement Date (the “Early Occupancy Period”), Tenant shall be entitled to enter the Premises; provided, however, that (a) Tenant shall have provided Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises, (b) Tenant shall have obtained any and all governmental approvals required for its occupancy of the Premises during the Early Occupancy Period, (c) the Early Occupancy Period shall not advance the Expiration Date, (d) Tenant shall schedule such entry during the Early Occupancy Period with Landlord’s property manager and shall not interfere with Landlord’s contractors performing work in or around the Premises or with the use and occupancy of the Project by the occupants of the Building, and (f) the Early Occupancy Period shall be subject to all of the terms and conditions of the Lease except that Tenant will not be obligated to pay Monthly Rent (as hereinafter defined) during the Early Occupancy Period so long as no Event of Default occurs. If Tenant violates the terms of this Section 2.3 and fails to cure such violation within forty-eight (48) hours’ notice from Landlord, Landlord may suspend Tenant’s rights under this Section 2.3 (without affecting Tenant’s obligations under this Lease). During the Early Occupancy Period, Tenant agrees to take all necessary action to protect the safety of Tenant and its contractors, employees, agents, licensees and invitees (collectively, the “Tenant Parties”). Tenant hereby releases and discharges the Indemnified Parties (as hereinafter defined) from and against any and all claims by Tenant and the Tenant Parties of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the Early Occupancy Period. Landlord makes no representation or warranty concerning the safety of the Premises during the Early Occupancy Period.

2.4 Provided that no Event of Default exists, upon commencement of Tenant’s business operations in the Premises and by a single disbursement, Landlord shall reimburse Tenant’s actual, reasonable, third party costs associated with moving into the Premises (e.g., moving, cabling, and/or IT/telecom costs) in an amount not to exceed Ten Thousand and No/100 Dollars ($10,000.00) (the “Moving Allowance”). Payment of the Moving Allowance shall be based upon paid invoices, unconditional lien waivers (to the extent applicable) and such other information reasonably requested by Landlord. Tenant shall have until ninety (90) days following the Commencement Date in which to submit one (1) request for disbursement of the Moving Allowance (which request shall include paid invoices supporting the full amount of the request and, to the extent applicable, unconditional lien waivers for the full amount of the request) in accordance with the terms of this Section 2.4, and any portion of the Moving Allowance for which no request for payment has been submitted by Tenant within the applicable period described in this sentence and in accordance with this Section 2.4 or which is not part of the single disbursement to Tenant shall not be disbursed to Tenant, shall remain the separate property of Landlord and shall not be available to Tenant as a credit or offset against any obligations of Tenant under the Lease.

2.5 Tenant acknowledges that the Project has not been inspected by a Certified Access Specialist (CASp). Neither Landlord nor the Indemnified Parties shall have any liability to Tenant arising out of or related to the fact that the Project has not been inspected by a Certified Access Specialist (CASp), and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Project as a result of or in connection therewith.

ARTICLE 3

USE, NUISANCE, OR HAZARD

3.1 The Premises shall be used and occupied by Tenant solely for general office purposes consistent with a Class “A” office building and for no other purposes.

3.2 Tenant shall not use, occupy or permit the use or occupancy of, the Premises for any purpose which Landlord reasonably deems to be illegal, immoral or dangerous; permit any nuisance; do or permit anything which may disturb the quiet enjoyment of other Project tenants; keep any substance or undertake or permit any use which might introduce offensive odors or conditions into the Project, use any apparatus which might make undue noise or set up vibrations about the Project; permit anything to be done which would increase Landlord’s premiums for fire and extended coverage insurance or cause a cancellation of any Project insurance policy; or permit any use which conflicts with any Applicable Law (as hereinafter defined) or regulation or covenant, condition or restriction affecting the Project, including without limitation the CC&Rs (as defined below) now or hereinafter in force. In no event shall the Premises be used or occupied by any person or entity engaged in the production, sale, marketing or distribution of pornographic material or so-called “adult entertainment” or marijuana or its byproducts. Tenant shall not permit occupancy levels in the Premises in excess of one (1) person per two hundred (200) feet of rentable area; provided, however, that such limitation on occupancy shall not preclude occupancy temporarily exceeding such limitation in connection with any special events (e.g., board meetings, presentations, etc.) so long as the occupancy during such events does not violate any Applicable Laws, parking use does not exceed that granted under this Lease and facilities on other tenant occupied floors of the Building are not used. Should Tenant do any of the foregoing, it shall constitute an Event of Default and shall enable Landlord to resort to any of its remedies hereunder.

3.3 The ownership, operation, maintenance and use of the Project may be or become subject to certain conditions and restrictions contained in instruments (“CC&Rs”) recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&Rs are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto; provided, however, that any future CC&Rs shall not materially affect Tenant’s rights or obligations under this Lease. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.

3.4 Tenant shall comply with any mandatory municipal conservation/recycling program and any conservation/recycling program implemented by Landlord, including, without limitation, any recycling program or program to obtain LEED or other sustainability certification for the Project, that Landlord determines, in its sole discretion, to be in the best interests of the Building or the Project or the tenants of the Project.

ARTICLE 4

RENT

4.1 Tenant hereby agrees to pay Landlord a base rental (the “Base Rent”) as follows:

Months in Term	Monthly Base Rent	Approximate Monthly Base Rent per Rentable Square Foot

*1 – 12	$23,889.60	$2.4000

13 – 24	$24,606.29	$2.4720

25 – 36	$25,344.48	$2.5462

37 – 48	$26,104.81	$2.6225

49 – 60	$26,887.96	$2.7012

61 – 65	$27,694.59	$2.7823

*	Including any partial month at the beginning of the Term.

The Approximate Monthly Base Rent per Rentable Square Foot is for reference purposes only and has not been used in the calculation of Monthly Base Rent. Each of the Approximate Monthly Base Rent per Rentable Square Foot and the Monthly Base Rent for the Premises was determined by applying a start rate of $2.40 per rentable square foot per month and increasing such amount (as previously increased) by three percent (3%) on each anniversary of the first day of the first full month of the Term and rounding to the nearest penny.

Each monthly installment of Base Rent (the “Monthly Rent”) shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay the Monthly Escalation Payments, the Monthly Tax Payments and the Monthly Utility Payments (as such terms are hereinafter defined) and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (collectively, the “Additional Rent”). The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called “Rent” and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset to The Point Office Partners, LLC, P.O. Box 100660, Pasadena, CA 91189, or as Landlord may designate from time to time. Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. So long as no Event of Default occurs, fifty percent (50%) of the Monthly Rent (collectively, the “Rental Abatement Amount”) for first (1st) through the tenth (10th) full calendar months of the Initial Term shall abate (the “Rental Abatement”); provided, however, that there shall be no abatement of Additional Rent; and further provided that the Rental Abatement shall cease upon an Event of Default and the Rental Abatement Amount realized by Tenant as of such Event of Default shall be immediately due and payable by Tenant to Landlord.

4.2 If Rent is not paid within five (5) days of its due date, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of five percent (5%) of such late payment. Failure to pay a Late Charge shall be a Monetary Default (as hereinafter defined). In addition, all Rent not paid within five (5) days of when due shall bear interest from the date due until paid at the prime commercial rate (the “Prime Rate”) established from time to time by Bank of America (or if no longer existing, such other financial institution selected by Landlord), plus three percent (3%) per annum (the “Interest Rate”); but not in excess of the maximum rate that Landlord may legally charge. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the term of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. The parties agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Failure to charge or collect a Late Charge or such interest shall not waive Landlord’s right to collect a Late Charge or such interest in connection with any other late payment.

4.3 If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant’s financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier’s check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

4.4 Concurrently herewith, Tenant shall pay to Landlord $11,944.80, fifty percent (50%) of the Monthly Rent for the first (1st) full calendar month of the Initial Term, and Tenant shall pay to Landlord the amount of $77,376.29 as a security deposit (the “Security Deposit”). If the Commencement Date occurs on a day other than the first (1st) of the month, on the Commencement Date Tenant shall pay to Landlord the prorated Monthly Rent for the month in which the Commencement Date occurs. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.4. Landlord’s obligations with respect to the Security

Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within ninety (90) days following expiration or termination of the term of this Lease.

ARTICLE 5

RENT ADJUSTMENT

The Project is comprised of two (2) buildings, the Building and the Other Building (collectively, the “Buildings”). Currently, Landlord allocates to each of the Buildings those Operating Expenses (as defined below) which are specific to such Buildings (e.g., Building Systems specific to a Building) and each Building’s share of the Operating Expenses which apply to the Project as a whole (e.g., insurance premiums) and allocates Taxes and Utilities (as hereinafter defined) to the Project as a whole. Consequently, unless and until Landlord no longer elects to allocate those Operating Expenses which are specific to such Buildings, Operating Expenses specific to the Other Building would not be allocated to the Building, Operating expenses specifically allocated to each of the Buildings would not be included in Operating Expenses allocated to the Project as a whole, and Tenant would pay its share of Operating Expenses specific to the Building based upon its share of the Building’s rentable square footage and would pay its share of Operating Expenses specific to the Project based upon its share of the Project’s rentable square footage.

5.1 Definitions.

(a) “Operating Expenses”, as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair, maintenance and/or replacement of the Building, together with the Building’s Share of all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair, maintenance and/or replacement of the Project, as determined by Landlord, and calculated assuming the Building and the Project is ninety-five percent

(95%) occupied; provided, however, that, Operating Expenses shall not include Utility Expenses or Taxes (as hereinafter defined). Operating Expenses shall be calculated using sound property management principles, consistently applied, and shall include (to the extent incurred by Landlord in its discretion), but not be limited to, the items as listed below:

(i) Wages, salaries, and any and all taxes, insurance and benefits of the Project manager and any clerical, maintenance, or other management employees associated with the operation of the Project;

(ii) A management/administrative fee, not to exceed five percent (5%) of the gross revenues of the Project (grossed up to reflect a 95% occupancy as described below);

(iii) All expenses for the Project management office including rent, office supplies, and materials therefore;

(iv) All supplies, materials, and tools required for the operation, maintenance, repair and replacement of the Project;

(v) All costs incurred in connection with the operation, maintenance, repair and replacement of the Project including, without limitation, the following: elevators; heating, ventilating and air conditioning systems; electrical, mechanical, plumbing and other Building and Project systems; roof and roof membrane, security; cleaning and janitorial; the Parking Facility; hardscape and landscape; window washing; Project painting; and license, permit and inspection fees; provided, however, that replacement costs which are capital in nature and exceed $10,000 in cost with respect to a particular item shall be shall be amortized over their useful lives as determined by Landlord, and the unamortized balance of such costs shall bear interest at the Prime Rate plus two percent (2%) per annum, compounded monthly and such interest, together with the portion of such cost amortized during the Lease Year, shall be included in Operating Expenses; provided, however, that costs savings resulting from capital replacements may be included in Operating Expenses without regard to the foregoing amortization requirement;

(vi) Costs of water, pure water, sewer, electric, and any other utility charges;

(vii) Costs of insurance, including, without limitation, casualty, rental interruption, earthquake, terrorism, and liability insurance, which costs shall be deemed to include the amount of any deductibles thereunder, including, without limitation, Landlord’s cost of any self-insurance deductible or retention;

(viii) Capital improvements made to or capital assets acquired for the Project after the Commencement Date that (1) are intended to reduce Operating Expenses, Utility Expenses or Taxes or (2) are reasonably necessary for the health and safety of the occupants of the Project or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, or an allocable portion thereof, in excess $10,000 with respect to a particular item shall be amortized over their useful lives as determined by Landlord, and the unamortized balance of such costs shall bear interest at the Prime Rate plus two percent (2%) per annum, compounded monthly and such interest, together with the portion of such cost amortized during the Lease Year, shall be included in Operating Expenses; provided, however, that costs savings resulting from capital improvements or capital assets may be included in Operating Expenses without regard to the foregoing amortization requirement;

(ix) Legal, accounting, inspection, and consultation fees incurred in connection with the operation of the Project; and property and parking association fees and dues and all payments under any CC&Rs;

(x) Security costs; and

(xi) Reasonable reserves.

Expressly excluded from Operating Expenses are the following items:

(xii) Advertising and leasing commissions;

(xiii) Repairs and restoration to the extent paid for by the proceeds of any insurance policies or amounts to the extent otherwise reimbursed by a third party to Landlord or paid by any other third party source (other than by tenants paying their share of Operating Expenses), net of collection costs;

(xiv) Project financing costs, ground lease rental or depreciation;

(xv) The cost of special services to tenants (including Tenant) to the extent a special charge is made therefor;

(xvi) The costs of repair of casualty damage or for restoration following condemnation to the extent reimbursed by insurance proceeds or condemnation awards, net of collection costs;

(xvii) The costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating rentable square footage within the Project or promotional or other costs in order to market space to potential tenants;

(xviii) The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the bad faith violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xix) Costs incurred: (x) to comply with Applicable Laws with respect to any Hazardous Materials (as defined below) which were in existence in, on, under or about the Project (or any portion thereof) prior to the Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings;

(xx) The attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xxi) The expenses in connection with services or other benefits which are not available to Tenant (other than as a result of an Event of Default);

(xxii) The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxiii) The costs arising from Landlord’s charitable or political contributions;

(xxiv) The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxv) The interest and penalties resulting from Landlord’s failure to pay any items of Operating Expense when due;

(xxvi) Landlord’s general corporate overhead and general and administrative expenses and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to benefit Tenant or meet Landlord’s obligations under this Lease);

(xxvii) The costs arising from the gross negligence or willful misconduct of Landlord; and

(xxviii) The management office rental to the extent such rental exceeds the fair market rental for such space.

(b) “Taxes” shall mean all ad valorem taxes, real estate taxes, personal property taxes, and all other taxes and assessments, use and occupancy taxes, transit taxes, water, sewer and pure water charges, excises, levies, license fees and all other similar charges which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities now existing or subsequently created, upon all or any portion of the Project, or rentals or receipts therefrom, including, without limitation, gross receipts taxes, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in the definition of Taxes, and any costs and expenses of contesting the validity of same. Notwithstanding anything to the contrary contained herein, there shall be not be included in Taxes (i) excess profits taxes, franchise taxes (other than franchise taxes based upon gross receipts), gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project) except to the extent charged in lieu of the Taxes expressly included within the term “Taxes,” (ii) any items separately payable as Operating Expenses, and (iii) any documentary transfer taxes associated with the conveyance of all or any portion of Landlord’s interest in the Project. Without limitation on the generality of the foregoing Taxes shall include any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Taxes for the purposes of this Lease. notwithstanding anything to the contrary contained herein, the amount of Taxes for each Lease Year, including, without limitation, the Base Year, shall be calculated without taking into account any decreases in Taxes obtained in connection with Proposition 8 (the “Proposition 8 Reduction”), and, therefore, the Taxes in any Lease Year (including, without limitation, the Base Year) may be greater than those actually incurred by Landlord, but shall, nonetheless, be the amount of Taxes for such Lease Year for all purposes of this Article 5; provided that (i) any costs or expenses incurred by Landlord in securing any Proposition 8 Reduction shall not be included in Operating Expenses or Tenant’s Tax Share, and (ii) refunds of Taxes under Proposition 8 received by Landlord shall be the sole property of Landlord.

(c) “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st or such other consecutive twelve (12) month period designated by Landlord from time to time.

(d) “Tenant’s Percentage” shall mean Tenant’s percentage of the Building as determined by dividing the rentable area of the Premises by the total rentable area of the Building. “Tenant’s Project Percentage” shall mean Tenant’s percentage of the Project as determined by dividing the rentable area of the Premises by the total rentable area of the Building. “Building Share” shall mean the Building’s percentage of the Project as determined by dividing the rentable area of the Building by the total rentable are of the Project. If there is a change in the total Building or the Project rentable area as a result of an addition to the Building or the Project, partial destruction, modification or similar cause, which event causes a reduction or increase of the rentable square footage of the Premises, the Building or the Project, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. Landlord may elect to calculate Monthly Escalation Payments on the basis of Tenant’s percentage of the Project, in which event Tenant’s Project Percentage would be used in lieu of Tenant’s Percentage.

(e) “Common Areas” shall mean those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas to be shared by Landlord and all tenants, and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, lakes, gardens, parks or other landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways, and landscape areas appurtenant to the Project. Common Areas do not include the exterior windows and walls and the roof of the Project, or any space in the Project (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, telecommunication systems, or other installations for Building Systems serving the Project. Landlord may provide certain Project tenants with temporary exclusive use of portions of the Common Areas, and Tenant’s obligations under this Lease shall not be affected thereby nor shall such Common Areas cease to be considered Common Areas for purposes of this Article 5.

(f) “Market Area” shall mean Rancho Bernardo, California.

(g) “Comparable Buildings” shall mean comparable Class “A” office use buildings owned by institutions in the Market Area.

(h) “Utility Expenses” shall mean the cost of supplying all utilities to the Project, the Building and the Other Building (other than utilities consumed by tenants of the Building and the Other Building in their separate premises for which such tenants are separately metered; provided, however, that unless all tenants are separately metered, the total of the particular utility costs shall be “grossed up” to reflect what those costs would have been had each tenant used the Project standard amount of such utility), including utilities for the heating, ventilation and air conditioning system, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer and lighting), including utilities for the heating, ventilation and air conditioning system for the Building, the Other Buildings and Common Areas.

(i) “Building Systems” shall mean the life-safety, electrical, mechanical, heating, ventilation, air-conditioning, plumbing, fire-protection, telecommunications, utility or other systems serving the Premises, the Building or the Project, as applicable.

5.2 If Operating Expenses during any Lease Year of the Term shall exceed the actual Operating Expenses for the 2014 calendar year (the “Base Year”), Tenant shall pay to Landlord, as Additional Rent, Tenant’s Operating Expense Share. “Tenant’s Operating Expense Share” shall be determined by multiplying any such difference between Operating Expenses for any Lease Year and the Base Year (“Base Year Operating Expenses”) or pro rata portion thereof, respectively, by Tenant’s Percentage. In determining Tenant’s Operating Expense Share in no event shall Operating Expenses for any Lease Year subsequent to the Base Year be deemed to be less than the amount Operating Expenses for the Base Year. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Operating Expense Share will be for such Lease Year based, in part, on Landlord’s operating budget for such Lease Year, and Landlord shall deliver to Tenant a statement (“Operating Expenses Estimate Statement”) setting forth such estimate. Tenant shall pay Tenant’s Operating Expense Share as set forth in the Operating Expenses Estimate Statement each month (the “Monthly Escalation Payments”); provided, however, that

Tenant shall not be required to pay Monthly Escalation Payments for the first twelve (12) full calendar months of the Initial Term. Until the Operating Expenses Estimate Statement is given, Tenant shall continue to pay on the basis of the prior Operating Expenses Estimate Statement. With the first monthly payment based on the new Operating Expenses Estimate State, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid based on the new Operating Expenses Estimate Statement. The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Base Year Operating Expenses shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages or amortized costs relating to capital improvements or repairs. Landlord may elect to segregate Operating Expenses into two or more subcategories. For example, Landlord may segregate electrical costs and/or other utility costs from other Operating Expenses. If Landlord elects to make that segregation, (a) Tenant’s Operating Expense Share shall be determined separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable calendar year, and (b) Tenant shall pay as Tenant’s Operating Expense Share Tenant’s Percentage of the increase in each such subcategory. Notwithstanding anything in the Lease to the contrary, for purposes of determining Operating Expenses for any calendar year subsequent to the Base Year, electrical costs shall be deemed to be the greater of electrical costs incurred in the Base Year and electrical costs for the applicable calendar year. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant’s Percentage divided by the number of months remaining in such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Operating Expenses shall be included in Operating Expenses in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Operating Expenses as Landlord shall determine is appropriate in Landlord’s sole discretion. Notwithstanding any provision in this Lease to the contrary, the amount of Operating Expenses for any Lease Year subsequent to the Base Year shall be deemed to be at least equal to the amount of Operating Expenses for the Base Year, and Tenant shall not be entitled to a credit or refund or other payment in the event Operating Expenses for any Lease Year subsequent to the Base Year is less than the amount of Operating Expenses for the Base Year.

5.3 If Taxes during any Lease Year of the Term shall exceed the Taxes for the Project for the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Tax Share. “Tenant’s Tax Share” shall be determined by multiplying any such difference between Taxes for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant’s Project Percentage. In determining Tenant’s Tax Share in no event shall Taxes for any Lease Year subsequent to the Base Year be deemed to be less than the amount Taxes for the Base Year. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Tax Share will be for such Lease Year and Landlord shall deliver to Tenant a statement (“Taxes Estimate Statement”) setting forth such estimate. Tenant shall pay Tenant’s Tax Share as set forth on the Taxes Estimate Statement each month (the “Monthly Tax Payments”); provided, however, that Tenant shall not be required to pay Monthly Tax Payments for the first twelve (12) full calendar months of the Initial Term. Until the Taxes Estimate Statement is given, Tenant shall continue to pay on the basis of the prior Taxes Estimate Statement. With the first monthly payment based on the new Taxes Estimate State, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid based on the new Taxes Estimate Statement. The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Base Rent. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion. Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Taxes for any calendar year subsequent to the Base Year be deemed to be less than the amount of Taxes for the Base Year, and Tenant shall not be entitled to a credit in the event Taxes for any calendar year subsequent to the Base Year is less than the amount of Taxes for the Base Year.

5.4 Tenant shall pay to Landlord, as Additional Rent, Tenant’s Project Percentage of Utility Expenses for each Lease Year. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Project Percentage of Utility Expenses will be for such Lease Year and Landlord shall deliver to Tenant a statement (“Utilities Estimate Statement”) setting forth such estimate. Tenant shall pay Tenant’s Project Percentage of Utility Expenses as set forth on the Utilities Estimate Statement each month (the “Monthly Utility Payments”). Until the Utilities Estimate Statement is given, Tenant shall continue to pay on the basis of the prior Utilities Estimate Statement. With the first monthly payment based on the new Utilities Estimate Statement, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid based on the new Utilities Estimate Statement. The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Base Rent. If Utility Expenses increase during any Lease Year, Landlord may revise Monthly Utility Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised Utility Expenses multiplied by Tenant’s Project Percentage divided by the number of months remaining in such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Utility Expenses shall be included in Utility Expenses in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Utility Expenses as Landlord shall determine is appropriate in Landlord’s sole discretion.

5.5 If the occupancy of the Project is less than ninety-five percent (95%) occupied, Landlord shall make an appropriate adjustment of Taxes, Utility Expenses and the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord, to determine the amount of Taxes, Utility Expenses and Operating Expenses that would have been incurred had the rentable area of the Project been ninety-five percent (95%) occupied. Landlord’s reasonable “gross up” of such Operating Expenses shall be final and binding on Tenant, in the absence of manifest error. This amount shall be considered to have been the amount of Taxes, Utility Expenses or Operating Expenses, as applicable, for that Lease Year. For purposes of this Section 5.5, “variable components” include only those component expenses that are affected by variations in occupancy levels. If the Taxes for the Base Year or any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year or Base Year, as applicable.

5.6 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement (the “Year End Statement”) of the actual Operating Expenses, Taxes and Utility Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Operating Expense Share, Tenant’s Tax Share and Tenant’s Percentage of Utility Expenses. If, the result of adding the (a) difference between Tenant’s Operating Expense Share and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, (b) the difference between Tenant’s Tax Share and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, and (c) the difference between Tenant’s Percentage of Utility Expenses and the amount of Monthly Utility Payments made by Tenant attributable to said Lease Year, yields a positive amount, Tenant shall pay such amount to Landlord, as Additional Rent, within thirty (30) days of the date of Tenant’s receipt of the Year End Statement, and if such result yields a negative amount, such amount shall be applied to Monthly Escalation Payments, Monthly Tax Payments and Monthly Utility Payments next coming due.

5.7 If, within one hundred twenty (120) days following Tenant’s receipt of the Year End Statement, Tenant does not deliver a notice referring in reasonable detail to one or more errors in the Year End Statement, Tenant shall be deemed to have conclusively and irrevocably agreed that the Year End Statement is correct. Tenant may, at its sole expense conduct or require an audit to be conducted of Landlord’s books and records for the Lease Year applicable to such Year End Statement to be conducted by an auditor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, provided that (a) not more than one such audit may be conducted during any Lease Year, (b) the records for each Lease Year may be audited only once, (c) such audit must be commenced within one hundred twenty (120) days following Tenant’s receipt of the Year End Statement, (d) such audit must be completed within one hundred eighty (180) days following Tenant’s receipt of the Year End Statement (the “Review Period”), and (e) audit must be conducted by a nationally recognized or regionally recognized accounting firm that is not paid on a contingency fee basis (i) acceptable to Landlord in its reasonable discretion, (ii) who, together with Tenant, executes Landlord’s standard form audit and confidentiality agreement, (iii) who has not represented, and agrees not to represent, any other tenant of the Project in connection with an audit of the Project, (iv) who agrees to impartially represent Landlord and Tenant in conducting the audit, and (v) who agrees to promptly provide Landlord with a copy of its audit report. If Tenant fails to commence or complete such audit within such time frames, Tenant shall be deemed to have conclusively and irrevocably agreed that the Year End Statement is correct. The payment of Rent may never be contingent upon the performance of such audit. For purposes of any such audit, Tenant shall provide Landlord with fifteen (15) business days’ prior written notice of its request to inspect Landlord’s books (i.e., general ledger, gross-up adjustments and accruals and the invoices relating to the general ledger) and such audit shall be conducted at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. If after such inspection, but within thirty (30) days after the Review Period,

Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant’s expense (except as provided hereinbelow), by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm and is not paid on a contingency fee basis. If such certification states that Operating Expenses, Taxes and Utility Expenses have been overstated or understated by Landlord for the period covered by the applicable Year End Statement, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable. In no event will an overcharge by Expenses constitute a default by Landlord or, except as expressly set forth in this Section 5.7, give rise to any right or claim by Tenant under this Lease or otherwise. Landlord may adjust Operating Expenses, Taxes and/or Utility Expenses and submit a corrected Year End Statement to account for any of the foregoing that are for that given year but that were first billed to Landlord after the date that is ten (10) business days before the date on which the Year End Statement was furnished.

5.8 If the Expiration Date or Termination Date does not fall on December 31st (or the last day of the Lease Year) of any given year, then: (i) the period commencing on the January 1st (or the first day of the Lease Year) immediately preceding said Expiration Date or Termination Date and continuing through, to and, including said Expiration Date or Termination Date shall be referred to in this Lease as the “Last Partial Year”, (ii) Tenant’s Operating Expense Share for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Operating Expenses to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Operating Expenses”), and (iii) Tenant’s Tax Share for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Taxes to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Taxes”). The Adjusted Base Operating Expenses shall be compared with the Operating Expenses for said Last Partial Year to determine the amount of any increases or decreases in the Operating Expenses for said Last Partial Year over the Adjusted Base Operating Expenses, and the Adjusted Base Taxes shall be compared with the Taxes for said Last Partial Year to determine the amount of any increases or decreases in the Taxes for said Last Partial Year over the Adjusted Base Taxes, and any payments owing by Tenant in connection therewith shall be paid within thirty (30) days following the receipt of a final statement and any payments owing by Landlord shall be refunded concurrently with delivery of such final statement. For the Last Partial Year, if any, Tenant shall pay its Tenant’s Percentage of Utility Expenses within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

5.9 Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses, Utility Expenses and Taxes among different portions or occupants of the Project (the “Additional Cost Pools”). The Operating Expenses, Utility Expenses and Tax Expenses within each such Additional Cost Pool shall be allocated and charged to the tenants within such Additional Cost Pool in an equitable manner.

5.10 Notwithstanding any provision in this Lease to the contrary, however, in no event shall any decrease in Operating Expenses or Taxes below the Operating Expenses or Taxes for the Base Year, respectively, entitle Tenant to any refund, decrease in Monthly Rent, or any credit against sums due under this Lease.

5.11 Tenant’s obligation with respect to Additional Rent and the payment of Monthly Escalation Payments, Monthly Tax Payments and Monthly Utility Payments shall survive the Expiration Date or Termination Date, and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Monthly Escalation Payments, Monthly Tax Payments and Monthly Utility Payments.

ARTICLE 6

FACILITIES TO BE PROVIDED BY LANDLORD; ACCESS

6.1 Subject to Articles 5 and 10 herein, Force Majeure Events (as hereinafter defined), maintenance and repair, testing of the Building Systems and Applicable Laws, and so long as no Event of Default exists, Landlord shall furnish to the Premises, the following services:

(a) Basic janitorial service on a five (5) day week basis (other than on holidays observed by the Building). Carpet cleaning (other than vacuuming) shall be performed at Tenant’s request and at Tenants expense; except Landlord shall not be required to clean portions of the Premises used for preparing or consuming food or beverages or provide special treatment or services for above-standard tenant improvements;

(b) Air conditioning and heating as reasonably required for comfortable use and occupancy under ordinary office conditions during the following periods (“Normal Business Hours”): 7:00 a.m. to 6:00 p.m., Mondays through Fridays, and 9:00 a.m. to 12:00 p.m. on Saturdays, but not on Sundays or any legal holidays recognized by the United States Government or the State of California. If Tenant desires to use HVAC during other than Normal Business Hours, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use (which use shall be in one hour increments, with a two hour minimum) and Landlord shall supply HVAC to Tenant at Landlord’s prevailing hourly rate. Tenant understands and agrees that the Premises may not be separately zoned for HVAC and the costs payable by Tenant for such after-hours HVAC may include the cost to supply HVAC to premises other than the Premises. The Building’s energy management system shall create an invoice on a monthly basis and Landlord shall present that invoice to Tenant along with monthly rent statement. Within ten (10) days of presentation of that invoice, Tenant shall pay Landlord for such service, in addition to Tenant’s rental obligation, as Additional Rent. Except as herein otherwise provided, Landlord shall in no event be required to supply central heating or air conditioning other than during Normal Business Hours;

(c) Replacement of all standard fluorescent bulbs in all areas, including for Building fixtures in the Premises, and all incandescent bulbs in public areas, rest room areas, and stairwells. Routine maintenance and electric lighting service for all public areas of the Project in a manner and to the extent deemed by Landlord to be standard;

(d) Subject to provisions set forth below, Landlord shall at all times provide access to the Premises, facilities for elevator service to the Premises, and facilities to provide water for lavatory and drinking purposes in the Building core areas; and

(e) Landlord may impose reasonable charges for any utilities or services, including, but not limited to, electric current required to be provided by Landlord by reason of any substantial recurrent use of the Premises at any time other than Normal Business Hours. In connection with such after-hours electrical usage, Landlord may (but shall not be obligated to) install separate meters to measure such excess usage.

6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord or testing of the Building Systems or to conduct other tests or drills required by Applicable Laws. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

6.3 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Project as required by any fuel or energy-saving program mandated by local, state or federal law or LEED certification.

6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all electricity, gas, telephone, cable television, facsimile services and any other utilities as may be required by Tenant in the use of the Premises, which usage shall be separately metered. Tenant shall directly pay for such electricity, gas, telephone, cable television, facsimile services and any other utilities as may be required by Tenant in the use of the Premises, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.5 If Landlord performs additional services for Tenant, Tenant shall reimburse Landlord the cost of such services together with an administrative fee in the amount of ten percent (10%) of such costs within ten (10) days after demand. Landlord shall have the exclusive right, but not the obligation, to provide any locksmithing services, and Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, lamp replacement for light fixtures that are not Building standard, and additional repairs and maintenance. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent.

6.6 At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, telecommunication and/or other utility services to the Premises and, subject to all Applicable Law, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current Provider.

6.7 Subject to Force Majeure Events, casualty and condemnation and closure of the Building to effectuate repairs or capital improvements or to test the Building systems or to conduct other tests or drills required by applicable law, unrestricted access is available to the Building during Normal Business Hours and thereafter, access is currently controlled by a card key access system.

6.8 If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

ARTICLE 7

REPAIRS AND MAINTENANCE BY LANDLORD

7.1 Landlord shall provide for, as part of Operating Expenses, the cleaning and maintenance of the public portions of the Project and the repair and maintenance of the exterior walls, shared corridors, exterior windows, roof, integrated Building utility and mechanical systems and other Base Building elements and other structural elements and equipment of the Project in keeping with the ordinary standard for Comparable Buildings and the compliance of the Common Areas of the Building with Applicable Laws (except to the extent that compliance is required by the activities of Tenant, other than by Tenant’s use of the Premises for general office use in compliance with the terms of this Lease). Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, shared corridors, windows, roof, integrated Building utility and mechanical systems and other Base Building elements and other structural elements and equipment of the Project, but not including such additional repairs as may be necessary because of the damage caused by Tenant or any Tenant Parties.

7.2 Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon twenty-four (24) hours prior written notice to Tenant at the Premises (other than in an emergency or to perform routine, recurring services required to be performed by Landlord under this Lease) to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final twelve (12) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees, investors or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.

7.3 Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1), 1941 and 1942 or any similar or successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8

REPAIRS AND CARE OF PROJECT BY TENANT

8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence or willful misconduct of Tenant or any Tenant Party or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent, together with interest thereon at the Interest Rate from the date incurred, within ten (10) days after demand. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2 Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant or any Tenant Party which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and shall maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within ten (10) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

8.3 Tenant shall not provide any janitorial or cleaning services without Landlord’s written consent, and then only subject to supervision of Landlord, at Tenant’s sole responsibility and expense, and by a janitorial or cleaning contractor or employees at all times reasonably satisfactory to Landlord.

ARTICLE 9

TENANT’S EQUIPMENT AND INSTALLATIONS

9.1 If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, together with a charge of ten percent (10%) of such costs, shall be paid by Tenant to Landlord within ten (10) days after demand by Landlord.

9.2 Except for desk or table-mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, copiers and other similar office equipment consistent with first-class general office use in Comparable Buildings, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

ARTICLE 10

FORCE MAJEURE

10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable (or subject to the exercise of remedies by the other party) for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency or casualty; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, “Force Majeure Events”).

Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11

CONSTRUCTION, MECHANICS’ AND MATERIALMAN’S LIENS

11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.

11.2 If any such construction, mechanics’ or materialman’s lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after the filing of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord in its sole discretion. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests, including, without limitation, paying such claim in full. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements, together with interest thereon at the Interest Rate from the date incurred, shall be repaid by Tenant to Landlord upon demand.

ARTICLE 12

ARBITRATION

12.1 If a dispute arises under Article 5 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the penultimate sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Article 5 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.

ARTICLE 13

INSURANCE

13.1 Landlord shall maintain, as a part of Operating Expenses, special causes of loss form property insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises or the Tenant Improvements (as defined in the Work Letter Agreement). Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable and/or deemed cost of blanket insurance or self-insurance that is allocated to the Project.

13.2 Tenant, at its own expense, shall maintain with licensed insurers authorized to do business in the State of California and which are rated A- or better and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation selected by Landlord), (a) commercial general liability with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $10,000,000.00; Each Occurrence $10,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering the Tenant Improvements any and all personal property of Tenant including but not limited to alterations, improvements, betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $5,000.00; and (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant’s receipt of notice thereof from Landlord, such failure shall constitute an Event of Default and in addition to its other rights and remedies, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance, together with interest thereon at the Interest Rate from the date incurred, within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall name Landlord and Landlord’s managing agent as additional insureds and shall be non-cancellable with respect to Landlord except after thirty (30) days’ written notice from the insurer to Landlord.

13.3 Tenant shall adjust annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4 Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, under the terms of special causes of loss form property insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5 In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14

QUIET ENJOYMENT

14.1 Provided no Event of Default exists, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15

ALTERATIONS

15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) affects only the interior of the Premises and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, (c) does not affect the Building Systems, (d) does not interfere with the Building roof, walls or elevators, (e) does not affect the use and enjoyment by other tenants and occupants of the Project, (f) does not utilize materials or equipment which are inconsistent with Landlord’s standard building materials and equipment for the Project, other than painting, carpeting, wall covering and other purely cosmetic changes to the Premises, (g) does not result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Project (including handicap access and life safety requirements) in order to comply with Requirements, and (h) does not increase the cost to clean, maintain or repair the Premises. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, so long as no Event of Default exists, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $10,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms the then existing Project specifications. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than fifteen (15) business days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than thirty (30) business days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the out of pocket expense incurred by Landlord in connection with Landlord’s (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s construction shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all Applicable Laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then Project procedures, specifications and details. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all unconditional waivers or releases of lien from each of Tenant’s Contractors and “as-built” drawings and specifications in CAD format showing the alterations as made and constructed in the Premises. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord; provided, however, that Landlord may require that Tenant, at its expense, remove any such alterations, modifications or additions and return the Premises to its condition prior to the making of such alterations, modifications or additions, and Tenant shall use a contractor designated by Landlord for such removal and repair. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no third party food, soft drink, or other pay vending machine shall be installed within the Premises, without the prior written consent of Landlord.

15.2 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA. Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.

15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Landlord shall have the right to post notices of non-responsibility in and on the Premises.

15.4 Prior to commencement of the alterations, Tenant shall deliver to Landlord (i) any building or other permit required by law in connection with the alterations; and (ii) written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing to Tenant with respect to the Premises any labor, services, materials, supplies or equipment that they will look exclusively to Tenant for payment of any sums in connection therewith and that Landlord shall have no liability for such costs. In addition, Tenant shall require its general contractor to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction of the Alterations: (A) commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor’s protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate; (B) commercial automobile liability insurance with a policy limit of not less than Five Million Dollars ($5,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto;” and (C) worker’s compensation with statutory limits and employer’s liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence. All insurance required by this Article 15 shall be issued by solvent companies authorized to do business in the State of California, and with a Best & Company rating of A-:VIII or better. All such insurance policies (except workers’ compensation insurance) shall (1) provide that Landlord, Landlord’s managing agent, any Holder (as hereinafter defined), and any other person requested by Landlord is designated as an additional insured with respect to liability arising out of work performed by or for Tenant’s general contractor pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent, (2) specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and (3) provide that the insurer agrees not to cancel the policy without at least thirty (30) days’ prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days’ prior notice). Tenant shall cause Tenant’s general contractor to notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article. Tenant’s general contractor shall furnish Landlord evidence of insurance for its subcontractors as may be reasonably required by Landlord. Tenant acknowledges and agrees that Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

15.5 Tenant shall comply with the requirements of Section 8700 of the California Civil Code as the contracting owner, to the extent applicable, and prior to commencement of construction, Tenant shall provide Landlord with evidence of compliance with said statute. Tenant acknowledges that the contractual waiver of the benefits of California Civil Code Section 8700 is expressly declared to be against public policy.

15.6 Tenant shall promptly commence construction of alterations, cause such alterations to be constructed in such a manner and at such times so that any such work shall not unreasonably disrupt or interfere with the use, occupancy or operations of other tenants or occupants of the Project, and complete the same with due diligence as soon as reasonably possible after commencement. All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Project.

15.7 Landlord or its agents shall have the right (but not the obligation) to inspect the construction of alterations, and to require corrections of faulty construction or any material deviation from the plans for such alterations as approved by Landlord; provided, however, that no such inspection shall (i) be deemed to create any liability on the part of Landlord, or (ii) constitute a representation by Landlord that the work so inspected conforms with such plans or complies with any applicable law, or (iii) give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. In addition, under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors, mechanics or engineers, design or construction of any Alteration, or delay in completion of any Alteration.

ARTICLE 16

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a) Such removal is made prior to the Expiration Date or the Termination Date; and

(b) Tenant promptly repairs all damage caused by such removal.

16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date, then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of Applicable Law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. In addition, if any alterations performed by Tenant do not use materials that conform to the Building specification established by Landlord at the time of the particular alteration (including, without limitation, the Tenant Improvements),

Tenant shall (a) at Tenant’s sole cost and expense, no later than the expiration of the Term (or no later than fifteen (15) days after the earlier termination of the Term) cause the improvements in the Premises to be restored to conform to Landlord’s building standard at Tenant’s sole cost and expense, or (b) if Landlord so elects in writing, Tenant shall pay Landlord a lump-sum amount determined by Landlord in its reasonable judgment sufficient to pay the cost of restoring the improvements in the Premises to building standard.

16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors; provided, however, that in no event shall Landlord be liable to Tenant for lost profit, loss of rent or other revenues, loss of business opportunity, loss of goodwill or consequential or punitive damages.

ARTICLE 17

PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy or use of the Premises, this Lease, the Rent payable hereunder, in respect of alterations made to the Premises by Tenant or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. IF any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property. In addition, Tenant shall pay to Landlord monthly (with the payment of Base Rent) any gross receipts and any gross income tax or excise tax levied by any public or government authority with respect to the receipt by Landlord of Rent.

ARTICLE 18

ASSIGNMENT AND SUBLETTING

18.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall, at Landlord’s option, be void and of no effect and/or constitute an Event of Default. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the obligations of Tenant under this Lease. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases. Tenant acknowledges that the limitations on assignment and subletting contained in this Article 18 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant.

18.2 A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, or if Tenant is a publicly traded corporation, a merger of Tenant with another corporation or a sale of substantially all its assets; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more, in the aggregate, of the stock of Tenant if Tenant’s stock is not publicly traded; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the direct or indirect beneficial ownership interest in Tenant if Tenant is a partnership, limited liability company or other business association, or the merger of Tenant with another entity without the prior written consent of Landlord, shall, in any of the foregoing cases and whether or not accomplished by one or more related or unrelated transactions, constitute a Transfer for purposes of this Article 18.

18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) business days, and not more than ninety (90) days, prior to the proposed effective date of the Transfer (the “Transfer Notice”), which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee’s or assignee’s business, (c) a description of the portion of the Premises to be sublet ( the “Subject Space”), (d) the terms and provisions of the proposed sublease or assignment and the consideration therefor, including the name and address of the proposed transferee, a copy of any existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer (collectively, the “Transfer Document”), but only to the extent that such documentation and/or documents actually exist and, upon request from Landlord, Tenant’s good faith estimated calculation of the Transfer Premium (as hereinafter defined) in connection with such Transfer, (e) current financial statements and information on the proposed sublessee or assignee certified by an office, partner or owner thereof, business credit, bank and personal references and history of the propose sublessee or assignee, (f)

information with regard to the nature of the business such proposed transferee intends to operate in the Subject Space, and (g) an executed estoppel certificate from Tenant in the form of Exhibit E attached hereto or otherwise reasonably requested by Landlord. Upon receipt of the Transfer Notice, Landlord may request additional information concerning the Transfer or the proposed sublessee or assignee (the “Additional Information”). Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) business days of receipt of Tenant’s Transfer Notice, a fully executed Transfer Document and the other information descried in this Section 18.3 (including, without limitation, the Additional Information). Without limitation on other reasonable grounds for withholding consent, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building, or the general character or quality of the Building; (ii) the transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space, (iv) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (v) the transferee is a tenant of or negotiating for space in the Building or in another project in the Market Area in which Landlord or its affiliate has an ownership interest; (vi) the transferee is a governmental unit; (vii) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within it, including, without limitation, any exclusive use or exclusive signage use provision in such lease; (vii) an Event of Default by Tenant has occurred; (vii) the terms of the proposed Transfer will allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); or (viii) any other basis which Landlord reasonably deems appropriate; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer. Without limitation on the generality of the foregoing, Tenant waives California Civil Code Section 1995.310.

18.4 Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys’ fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney and must be approved by Landlord prior to the Transfer becoming effective. Landlord may condition its consent to any Transfer upon Tenant and such assignee or sublessee entering into Landlord’s form consent agreement. If Landlord consents to any Transfer pursuant to this Article 18, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6) month period, enter into such Transfer, upon substantially the same terms and conditions as are set forth in the Transfer Notice, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 18, or (ii) which are material, Tenant shall again submit the Transfer to landlord for its approval and other action under this Article 18. If Landlord consents to a Transfer shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord.

18.5 Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant (the “Transfer Premium”) by any sublessee, assignee, licensee, or other transferee within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a) In the case of an assignment, fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant in connection with such assignment and reasonable cost of any real estate commissions incurred by Tenant in connection with such assignment.

(b) In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the unamortized cost of reasonable tenant improvements made to the sublet portion of the Premises at Tenant’s cost in connection with such sublease, reasonable legal fees, and (iii) the reasonable cost of any real estate commissions incurred by Tenant in connection with such subletting, which shall be amortized over the term of the sublease.

Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall pay the deficiency immediately and, if found understated by more than five percent (5%), Tenant shall pay to Landlord, with such thirty (30) day period, Landlord’s costs of such audit.

18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7 Landlord shall have the following option with respect to any assignment or subletting proposed by Tenant:

18.7.1 Notwithstanding any other provision of this Article, Landlord has the option, by written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receiving any Transfer to recapture the Space covered by the proposed sublease or the entire Premises in the case of an assignment (the “Subject Space”) by terminating this Lease with respect to the Subject Space. A timely Recapture Notice terminates this Lease with respect to the Subject Space, effective as of the date specified in the Transfer Notice, unless, within five (5) days after Tenant’s receipt of such Recapture Notice, Tenant rescinds such Transfer Notice be written notice to Landlord, in which case the Lease shall continue in full force and effect and, with the exception of Tenant’s obligation to reimburse reasonable attorneys’ fees incurred by Landlord in connection therewith, the Transfer Notice shall be of no force or effect. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.

18.7.2 To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease as to all of the Premises, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable square feet in the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and affect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining

Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

18.8 Notwithstanding the provisions of this Article 18 to the contrary, so long as no Event of Default exists, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by or is under common control with Tenant (an (“Affiliate”), or to any entity resulting from a merger or consolidation with Tenant or to any entity which acquires substantially all of the assets or equity interests of or in Tenant; provided that: (a) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Section 18.1 above; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth (as determined in accordance with GAAP) of the assignee or sublessee equals or exceeds that of Tenant as of the date of execution of this Lease or the date immediately prior to such assignment or sublease, whichever is greater; (d) Tenant remains fully liable under this Lease; and (e) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Lease. If Tenant effectuates a Transfer without complying with the terms of this Section 18.8, the Transfer shall constitute an assignment or a sublease subject to the provisions of Article 18 above. Any assignment or sublease which complies with the terms of this Section 18.8 shall not be subject to Section 18.5 or Section 18.7. Notwithstanding anything to the contrary contained herein, at such time as that entity ceases to be an Affiliate, a Transfer shall be deemed to have occurred.

ARTICLE 19

FIRE AND CASUALTY

19.1 If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed. If Landlord is obligated or elects to rebuild or repair, Landlord shall use commercially reasonable efforts to obtain the permits for the necessary repair or reconstruction as soon as reasonable possible.

19.1.1 If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, Landlord shall repair the Premises or Building, except that Landlord shall not be required to rebuild, repair or replace Tenant’s furniture, fixtures, furnishings, or equipment (collectively, “Tenant’s Property”) which may have been placed in, on or about the Premises by or for the benefit of Tenant or the Tenant Improvements, and Tenant shall restore the Tenant Improvements at Tenant’s sole cost and expense. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of rentable area of the Premises that is damaged compared to the total square footage of the rentable area of the Premises) from the date (and only so long as) Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

19.1.2 If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date (and only so long as) Tenant vacates the Premises and Tenant shall pay to Landlord the cost to repair and restore the Tenant Improvements; or (b) electing to repair the Premises, provided insurance proceeds are available to pay for the full repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property), and Tenant shall restore the Tenant Improvements at Tenant’s sole cost and expense. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of rentable area of the Premises that is damaged compared to the total square footage of the rentable area of the Premises) from the date (and only so long as) Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. If Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed (such period to be extended for delays caused by Tenant or because of any Force Majeure Events), and Tenant has not reoccupied the Premises, Tenant shall have the right, as Tenant’s exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord, whereupon all rights of Tenant hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such notice.

19.1.3 If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate (but without limitation on those obligations under this Lease which expressly survive termination or expiration) and the Rent shall be abated from the date Tenant vacates the Premises and Tenant shall pay to Landlord the cost to repair and restore the Tenant Improvements. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises or Building, provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property), and Tenant shall restore the

Tenant Improvements at its sole expense. If Tenant is required to vacate all or a portion of the Premises during Landlords repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of rentable area of the Premises that is damaged compared to the total square footage of the rentable area of the Premises), from the date (and only so long as) Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

19.1.4 Notwithstanding any other provisions hereof, if the Premises or Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises or Building which was damaged or destroyed shall exceed $100,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises and Tenant shall pay to Landlord the cost to repair and restore the Tenant Improvements. The foregoing right shall be in addition to any other right and option of Landlord under this Article 19.

19.2 Tenant shall be responsible for and shall pay to Landlord Tenant’s Percentage of any deductible or retention amount payable under the property insurance for the Building as part of Operating Expenses. If the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and Landlord does not receive insurance proceeds sufficient to pay for repair and restoration in full or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. If Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord’s estimated cost of such repairs not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage, and Tenant shall pay to Landlord the sum necessary to repair and restore the Tenant Improvements.

19.3 The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.

ARTICLE 20

CONDEMNATION

20.1 If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2 If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business as reasonably determined by Landlord, Landlord shall have the option in Landlord’s sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord for the condemnation of the Premises, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

20.3 If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation (including any award with respect to the Tenant Improvements), and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

20.4 In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

20.5 Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 21

HOLD HARMLESS

21.1 Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages secured by the Premises or the Project and any other party having an interest therein (the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises or the Project connected with the use, condition, or occupancy of the Premises or the Project by the Tenant or any of the Tenant Parties, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or any of the Tenant Parties, (b) any violation of this Lease by or attributable to Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, employees, contractors, licenses, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk.

21.2 Landlord shall not be liable to Tenant or the Tenant Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Project, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 21.2, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

21.3 Tenant’s indemnification obligations under Section 21.1 shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 22.1 and 22.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

ARTICLE 22

DEFAULT BY TENANT

22.1 The term “Event of Default” refers to the occurrence of any event characterized as an “Event of Default” in this Lease or the occurrence of any one (1) or more of the following:

(a) Failure of Tenant to pay when due any sum required to be paid hereunder which is not received by Landlord within three (3) days after the date due (the “Monetary Default”);

(b) Except to the extent a shorter cure period is provided elsewhere in this Lease or is otherwise required by any Applicable Law (because criminal or civil liability may be implicated, for example), failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has commenced as soon as possible and thereafter diligently prosecutes such cure to completion and completes that cure within sixty (60) days from such written notice;

(c) Tenant, or any guarantor of Tenant’s obligations under this Lease (the “Guarantor”), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service, or filing (each event referred to in this clause (c) is referred to herein as a “bankruptcy event);

(d) The abandonment of the Premises by Tenant, which shall mean that Tenant has vacated the Premises for ten (10) consecutive days, whether or not Tenant is in Monetary Default; provided that Tenant shall not be deemed to have abandoned the Premises if Tenant vacates (i) at the request of Landlord, (ii) as permitted by this Lease, (iii) as a result of an emergency, or (iv) in connection with any work being done in the Premises;

(e) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false;

(f) If Tenant or any Guarantor shall die, cease to exist as a corporation, limited liability company, partnership or other legal entity, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors; or

(g) Guarantor repudiates its obligations with respect to this Lease.

22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession in writing, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law to be charged by Landlord, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant’s property within the Premises after any Event of Default.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under Section 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Section 22.1(a) or (b). In such case, the applicable grace period under Section 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) of such costs, expenses and disbursements.

22.6 In addition to Landlord’s rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord’s estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within ten (10) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord’s estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7 Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever,

and apply them at Landlord’s option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy, Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9 Intentionally Omitted.

22.10 Any notice sent by Landlord to Tenant pursuant to this Paragraph 13.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

22.11 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for actual damages (and not consequential or punitive damages or for lost profits) or injunctive or declaratory relief. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as independent covenants, not conditions.

ARTICLE 23

INTENTIONALLY OMITTED

ARTICLE 24

INTENTIONALLY OMITTED

ARTICLE 25

ATTORNEYS’ FEES

25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease. FOR PURPOSES OF THIS LEASE, IF EITHER PARTY MAKES A SETTLEMENT OFFER TO THE OTHER PARTY IN CONNECTION WITH A DISPUTE, THEN THE TERM “PREVAILING PARTY” SHALL BE DEEMED TO INCLUDE AND CONSTITUTE A PERSON WHO IS ENTITLED TO BE PAID, OR WHO MAY BE, AT THE COURT’S DISCRETION, ENTITLED TO BE PAID, A REASONABLE SUM TO COVER CERTAIN POST OFFER COSTS PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 998, WHETHER OR NOT SUCH SETTLEMENT OFFER WAS MADE UNDER AND/OR PURSUANT TO SAID SECTION 998 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE PREVAILING PARTY IN SUCH EVENT WILL BE PERMITTED TO RECOVER ALL OF ITS ATTORNEYS’ FEES, COSTS AND EXPENSES, AND NOT ONLY ITS LITIGATION COSTS OR ITS ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED FROM AND AFTER THE DATE OF THE SETTLEMENT OFFER. FOR EXAMPLE, IF PARTY A MAKES A SETTLEMENT OFFER OF $100,000 TO PARTY B AND PARTY B REJECTS SUCH SETTLEMENT OFFER, AND PARTY B SUBSEQUENTLY RECOVERS $85,000 IN THE ARBITRATION OR LITIGATION, AS THE CASE MAY BE, THEN PARTY A WILL BE DEEMED FOR ALL PURPOSES HEREUNDER TO BE THE “PREVAILING PARTY,” AND PARTY A SHALL BE ENTITLED TO RECOVER FROM PARTY B ALL OF PARTY A’s ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE DISPUTE (INCLUDING, WITHOUT LIMITATION, THOSE ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED PRIOR TO THE DATE THAT PARTY A COMMUNICATED SUCH SETTLEMENT OFFER TO PARTY B).

ARTICLE 26

NON-WAIVER

26.1 Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27

RULES AND REGULATIONS

27.1 Such reasonable rules and regulations for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Without limitation on the generality of the foregoing, Landlord may impose a recycling program for the Project, and Tenant shall comply with the requirements of such recycling program. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE 28

ASSIGNMENT BY LANDLORD

28.1 Landlord shall have the right to transfer or assign its interest hereunder and in the Premises and the Project. In such event, Landlord shall be relieved of its obligations under this Lease to the extent that Landlord’s transferee or assignee is bound by such obligations.

ARTICLE 29

LIABILITY OF LANDLORD

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord’s real property interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. In no event shall Landlord be liable for punitive damages.

ARTICLE 30

SUBORDINATION AND ATTORNMENT

30.1 This Lease, at Landlord’s option, shall be subordinate to any present or future: mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be and by failing to do so within five (5) days after written demand, such failure shall constitute an Event of Default. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise. At Landlord’s option, in its sole discretion, Tenant’s failure to execute and deliver such documents within ten (10) days of Landlord’s request shall constitute an Event of Default. Landlord shall use commercially reasonable efforts to obtain from any mortgagee and/or ground lessor (each, a “Holder”) (including any current or future Holder) whose position is senior to this Lease a non-disturbance agreement in form reasonably acceptable to Tenant. The documents described herein may include commercially reasonable provisions in favor of such Holder, including, without limitation, additional time on behalf of such Holder to cure defaults of the Landlord and provide that (a) neither Holder nor any successor-in-interest shall be bound by (i) any payment of the rent, additional rent, or other sum due under this Lease for more than one (1) month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Holder or any successor-in-interest; (b) neither Holder nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), or (ii) the breach of any warranties or obligations relating to construction of improvements on the Project or any tenant finish work performed or to have been performed by any prior landlord (including Landlord); or (iii) the return of any security deposit, except to the extent such deposits have been received by Lender; and (c) neither Holder nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

30.2 Tenant shall, at such time or times as Landlord may request, upon not less than ten (10) days’ prior written request by Landlord, sign and deliver Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether there are any defaults, defenses, claims or offsets of the Tenant under the Lease; and such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord’s interest herein or in the Project, or a holder or prospective holder of any mortgage encumbering the Project. Without limitation on the generality of the foregoing, such estoppel certificate may be in the form of Exhibit E attached hereto. Tenant’s failure to execute and deliver to Landlord such statement within said ten (10) day period shall, at Landlord’s option, constitute an Event of Default and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.3 Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord’s request, Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant and shall be certified as being true and correct by Tenant’s chief financial officer. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project.

30.4 Tenant acknowledges the Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

ARTICLE 31

HOLDING OVER

31.1 If Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the first two (2) months of such holdover, an amount equal to one hundred twenty-five percent (125%) of the Base Rent otherwise provided for herein during the last month of the Term (as the same may be extended) and for the period of the holdover thereafter two hundred percent (200%) of the Base Rent otherwise provided for herein during the last month of the Term (as the same may be extended), together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all damages, costs and liabilities sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease, create a month to month tenancy or affect Landlord’s rights under this Lease, including, without limitation, this Article 31.

ARTICLE 32

SIGNS

32.1 Except as otherwise set forth in this Section 32.1, no sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, windows or upon the doors or walls, without the prior written approval of Landlord, which Landlord may withhold in its sole discretion. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord and comply with all Applicable Laws. Landlord, at Landlord’s sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable. Tenant shall be entitled, at Landlord’s cost and expense, to one (1) Building standard identification sign on or near the entry doors of the Premises. Such sign shall be installed by a signage contractor designated by Landlord. Tenant shall, at Landlord’s expense, be entitled to one (1) Building standard line on the Building directory in the Building lobby to display Tenant’s name and suite number. Notwithstanding the foregoing, so long as no Event of Default exists, subject to the terms and conditions set forth in this Section 32.1, Tenant may install and maintain one (1) panel sign on the existing monument sign for the Building (the “Monument”) in a location selected by Landlord (the “Panel Sign”). The Panel Sign shall contain only the name “Conatus Pharmaceuticals.” The installation, design, size, specifications, graphics, and materials of the Panel Sign shall be (i) consistent with the quality and appearance of the Project, (ii) subject to the approval of all applicable governmental and quasi governmental authorities, and subject to all applicable governmental and quasi governmental laws, rules, regulations and codes, (iii) subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, (iv) subject to the terms, conditions and approvals contained in any covenants, conditions and restrictions affecting the Project, and (v) subject to the Landlord’s signage criteria for the Project and Landlord’s standard installation and metering procedures for signs located at the Project. Tenant’s obligations under this Lease are in no event contingent or conditioned on Tenant obtaining the necessary governmental and quasi governmental approvals or other approvals for the installation and maintenance of the Panel Sign, and Tenant’s inability to install or maintain the Panel Sign because such approvals have not or cannot be obtained will not give rise to any right in Tenant to terminate this Lease, as the same may have been amended, or avoid, abate or offset against Monthly Basic Rent, additional rent or any of Tenant’s other obligations under this Lease, as the same may have been amended. To the extent reasonably required, Landlord shall cooperate with Tenant in obtaining any governmental and quasi governmental approvals or other approvals necessary in connection with the Panel Sign, including promptly executing any required applications or other forms, so long as neither the Landlord nor the Project incur any expense, exposure, encumbrance, loss or liability in connection therewith. Tenant shall be responsible for all costs associated with the Panel Sign, including, without limitation all costs associated with obtaining approvals for the Panel Sign and the fabrication, installation, lighting, insurance, maintenance, repair and removal of the Panel Sign. In addition, all costs associated with the Monument may be allocated, as an Operating Expense to the tenants of the Project who have panels signs on the Monument and each such tenant, including Tenant, may be required to pay its share of such costs, such share being one divided by the number of such tenants. At its sole cost and expense, Tenant shall maintain and keep the Panel Sign in an attractive, first class condition and in compliance with all Applicable Laws. The rights with respect to the Panel Sign may be exercised only by Conatus Pharmaceuticals, Inc., a Delaware corporation (the “Original Tenant”) and only while the Original Tenant is in full occupancy of the Premises. No subtenant or assignee shall have any right with respect to the Panel Sign, and the Tenant under this Lease shall have no right to exercise the same on behalf of a subtenant or an assignee. Upon an assignment of this Lease or a sublease of the Premises, upon an Event of Default or if Tenant fails to install the Panel Sign within six (6) months of the Commencement Date, the rights with respect to the Panel Sign shall terminate. Upon the expiration or sooner termination of this Lease or upon the earlier termination of the rights with respect to the Panel Sign, Tenant shall, at its sole cost and expense and in accordance with the provisions of this Lease permanently remove the Panel Sign and repair all damage resulting from such removal, including, without limitation, the filling of holes (with matching materials) and if Tenant fails to do so, Landlord may do so on Tenant’s behalf and Tenant shall reimburse Landlord promptly upon demand for all reasonable costs incurred by Landlord in connection therewith together with an administrative fee in the amount of ten percent (10%) of Landlord’s costs and interest at the Interest Rate from the date incurred. Notwithstanding anything to the contrary contained herein, Landlord may disapprove the design or content of the Panel Sign which would, in Landlord’s reasonable discretion, degrade the image or quality of the Project or subject it to derision or otherwise materially and adversely affect the reputation of the Project. The Panel sign shall be insured under the insurance which Tenant is required to carry pursuant to Article 13, and the Panel Sign shall be subject to Tenant’s indemnification obligations set forth in Article 21. The installation, maintenance and removal of the Panel Sign is subject to all of the terms and provisions of this Lease including without limitation, Article 15. Without limitation on the generality of the foregoing, Tenant shall coordinate the installation of the Panel Sign with Landlord’s property manager and Tenant’s contractors and agents installing and removing the Panel Sign shall maintain the insurance required to be maintained by Tenant and Tenant’s contractors in connection with alterations performed by or on behalf of the Tenant.

ARTICLE 33

HAZARDOUS SUBSTANCES

33.1 Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not in violation of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.

33.2 The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to,

Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3 Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant or any Tenant Party onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.4 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this

Article 33 by the Tenant Parties, regardless of whether Tenant had knowledge of such noncompliance.

33.5 Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the cost of such inspection and tests upon demand. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6 In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within fifteen (15) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

ARTICLE 34

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1 Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the ADA, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA.

ARTICLE 35

SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 36

NOTICES

36.1 Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed as follows:

If to Landlord:	The Point Office Partners, LLC c/o Unire Real Estate Group, Inc. 1800 East Imperial Highway, Suite 205 Brea, California 92821 Attention: Mark Harryman Facsimile: 714-990-2120

With a copy by the same method to:

c/o The Prudential Insurance Company of America Suite 2700 4 Embarcadero Center San Francisco, California 94111 Attention: PRISA II Asset Manager Facsimile:

and to:

c/o The Prudential Insurance Company of America 7 Giralda Farms Madison, New Jersey 07940 Attention: Greg Shanklin, Esquire Facsimile: Email:

If to Tenant:	Prior to the Commencement Date:
Conatus Pharmaceuticals Inc.
4365 Executive Dr., Suite 200
San Diego, California 92121
Attention: Charles J. Cashion
Facsimile: 858-558-9820

After the Commencement Date:
To the Premises

or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered (or delivery is refused) or delivered by facsimile (provided that, within one (1) business day of the day such facsimile is delivered a copy of such notice is also sent by one of the other delivery methods described in this paragraph), or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or (c) three (3) business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid

ARTICLE 37

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38

ENTIRE AGREEMENT

38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

ARTICLE 39

CONSTRUCTION AND INTERPRETATIONS

39.1 The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refer to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including,” “such as,” or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

ARTICLE 40

CHANGES

40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified, and Tenant shall execute such documents required by such mortgagee to evidence such modification.

ARTICLE 41

AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42

BROKERAGE

42.1 Tenant represents and warrants to Landlord that it has dealt only with Jones Lang LaSalle Brokerage, Inc. (the “Broker”) in procurement and negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Broker pursuant to and in accordance with Landlord’s separate agreement with the Broker. Landlord shall not be responsible for any other brokerage fee or commission in connection with this Lease. Except for amounts owing to the Broker pursuant to such separate agreement, Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to the renewal or extension of this Lease or leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. This Article 42 shall survive the Termination Date or the Expiration Date, as applicable.

ARTICLE 43

EXHIBITS

43.1 Exhibits A through F are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44

APPURTENANCES

44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building and the Project, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events, capital improvement projects or necessary maintenance, repair or testing that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building, the Project or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 45

PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND WAIVER OF JURY TRIAL

45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. If Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions (each a “Dispute” and collectively, the “Disputes”). If and to the extent that foregoing jury trial waiver is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of Landlord and Tenant hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of San Diego, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the San Diego County Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the San Diego County Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Lease and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Lease or any other agreement or document entered into between the parties in connection with this Lease. In the event of litigation, this Lease may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638. Nothing contained herein shall affect Landlord’s ability or right to prosecute an unlawful detainer action in any forum otherwise available to Landlord.

ARTICLE 46

RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form.

ARTICLE 47

MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 48

SURVIVAL

48.1 The waivers of claims or rights, the releases and the obligations under this Lease to indemnify, protect, defend and hold harmless Landlord and the other parties specified herein shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements hereunder which by their terms survive the expiration or earlier termination of this Lease.

ARTICLE 49

PARKING

49.1 During the Term, Landlord shall provide to Tenant, free of charge during the Initial Term (but costs associated with the Parking Facility shall be included in Additional Rent), four (4) Unreserved Parking Passes (as defined below) for every 1,000 usable square feet within the Premises (i.e., 35 Unreserved Parking Passes) for use in the parking area provided by Landlord for the parking of passenger automobiles for the Building (the “Parking Facility”), other than parking spaces designated as “Handicapped Parking,” “Visitor Parking,” “Loading Area” or as may be otherwise reserved or allocated (the “Excluded Parking Areas”). All parking will be free of separate charge during the Initial Term.

49.2 Landlord may issue parking permits, install a gate system, utilize valet parking and impose any other system as Landlord deems necessary for the use of the Parking Facility. Tenant understands that more parking passes may be provided to Tenant and other tenants of the Building than the actual number of physical parking spaces in the Building. Tenant agrees that it and its employees and invitees shall not park their automobiles in any Excluded Parking Areas, and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time reasonably prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Parking at the Parking Facility by Tenant is subject to the other provisions of this Lease. Tenant’s parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event, under no circumstances may Tenant’s parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant’s interest in this Lease. Visitor parking and other parking in excess of the minimum Unreserved Parking Passes provided in accordance with this section shall be at the rates permitted to be established by the operator of the Parking Facility. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project or given parking rights in accordance with this section, and Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Indemnified Parties harmless against any claim therefor or in connection therewith. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s parking in the course of such repairs or alterations.

49.3 As used herein, the following terms shall have the following meanings:

“Unreserved Parking Passes” mean parking passes for the Parking Facility other than Excluded Parking Areas, as the same may be relocated or redesignated from time to time.

ARTICLE 50

ELECTRICAL CAPACITY

50.1 The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply the Tenant’s electrical requirements upon written request of the Tenant shall be installed by the Landlord at the sole cost and expense of the Tenant, if, in the Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, the Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51

EXTENSION OPTION; RIGHT OF FIRST REFUSAL

51.1 Landlord hereby grants to Tenant one option (the “Option”) to extend the Term for all of the Premises for a period of five (5) years commencing on the date the Initial Term expires (the “Option Term”), upon each and all of the following terms and conditions:

51.1.1 Tenant gives to Landlord, and Landlord actually receives, on a date which is prior to the date that the Option Term would commence (if exercised) by at least twelve (12), and not more than fifteen (15), months, a written notice of exercise of the Option (the “Option Notice”). Once given, the Option Notice is irrevocable. If the Option Notice is not so given and received in accordance with the foregoing, the Option shall automatically expire. If this Lease is terminated, any unexercised Option shall terminate.

51.1.2 All of the provisions of this Article 51, including, without limitation, the provision relating to default of Tenant set forth in Section 51.4 of this Lease, are conditions of the Option.

51.1.3 All of the terms and conditions of this Lease (other than economic terms and concessions such as, by way of example only, rent abatement and tenant improvement allowance), except where specifically modified by this Article 51, shall apply, except that Tenant shall have no further option to extend the Term.

51.1.4 Any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant’s performance hereunder, expressly reaffirms in writing the extension of their liability for the Option Term; provided, however, that such prior Tenant and such guarantor shall remain liable with respect to the Option Term notwithstanding the lack of such reaffirmation.

51.1.5 The Monthly Rent for each month of the Option Term shall be the Fair Market Rent (as defined below) throughout the Option Term.

51.2 Landlord hereby grants to Tenant a one-time right of first refusal to lease Suite 250 in the Building, which Suite 250 is located on the second (2nd) floor of the Building and contains approximately 3,271 rentable (2,901) square feet (the “ROFR Space”) on the following terms and conditions (the “ROFR”):

51.2.1 If, the first (1st) time Landlord desires to accept a bona fide third (3rd) party offer to lease the ROFR Space, Landlord shall notify Tenant in writing of the terms and conditions of such offer (the “ROFR Notice”).

51.2.2 If Tenant desires to lease the ROFR Space described in the ROFR Notice, within three (3) business days after receipt of the ROFR Notice, Tenant must accept such ROFR Space on the terms and conditions set forth in the ROFR Notice by providing written notice (the “ROFR Acceptance Notice”) to Landlord of Tenant’s agreement to all of the terms and conditions set forth in the ROFR Notice.

51.2.3 Once given, the ROFR Acceptance Notice is irrevocable. If Tenant delivers the ROFR Acceptance Notice in accordance herewith and Tenant is not otherwise precluded from exercising its rights with respect to the ROFR, within ten (10) days business days thereafter, Landlord and Tenant shall execute Landlord’s standard form lease (the “ROFR Lease”) or amendment to this Lease (the “ROFR Amendment”) for the ROFR Space, which lease or amendment shall incorporate the terms and conditions of the ROFR Notice. At Landlord’s option, a default under the ROFR Lease shall constitute a default under this Lease and a default under this Lease shall constitute a default under the ROFR Lease. Upon execution of the ROFR Lease or the ROFR Amendment, as applicable, the ROFR shall be of no further force or effect.

51.2.4 If Tenant fails, or is unable, to exercise its rights with respect to the ROFR, or, at Landlord’s option if Tenant fails to execute and deliver the ROFR Lease or ROFR Amendment within such ten (10) business day period, the ROFR shall expire, Tenant shall have no further rights with respect to the ROFR Space, and upon Landlord’s request, Tenant shall execute such documentation as Landlord shall reasonably require confirming that the ROFR is of no further force or effect.

51.2.5 The ROFR is subject and subordinate to the expansion and leasing rights (including, without limitation, rights of first offer, rights of first refusal and options to lease) of other tenants of the. In addition, the ROFR shall not be applicable to the ROFR Space where the tenant under a lease of the ROFR Space remains in such space after the then term of such lease whether pursuant to an amendment to such lease or the exercise of an option with respect to such lease (whether or not exercised or implemented in accordance with the terms of such option) or otherwise.

51.2.6 All of the provisions of this Article 51, including, without limitation, the provision relating to default of Tenant set forth in Section 51.4 of this Lease, are conditions of the ROFR.

51.2.7 Any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant’s performance hereunder, expressly reaffirms in writing the extension of their liability under the ROFR Lease or this Lease, as amended by the ROFR Amendment; provided, however, that such prior Tenant and such guarantor shall remain liable with respect to the under the ROFR Lease or this Lease, as amended by the ROFR Amendment notwithstanding the lack of such reaffirmation.

51.3 The Option and the ROFR (the “Additional Rights”) are personal to the Original Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Original Tenant and may only be exercised by Original Tenant while in occupancy of the entire Premises. In addition, at Landlord’s option, in order to exercise the Additional Rights, Tenant must demonstrate to Landlord’s reasonable satisfaction that Tenant’s current net worth (as determined in accordance with generally accepted accounting principles) is at least equal to Tenant’s net worth as represented to Landlord in connection with the execution of this Lease. The Additional Rights are not assignable separate and apart from this Lease. At Landlord’s option, in its sole and absolute discretion, Tenant shall no longer have any right with respect to the Additional Rights and the Additional Rights shall be void and terminate if at any time during the Term the Lease is assigned or all or a portion of the Premises are subleased.

51.4 Tenant shall have no right to exercise the Additional rights, notwithstanding any provision in the grant of the Additional Rights, (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 22.1.1 or 22.1.2 and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) continuing until the obligation is paid, or (iii) during the continuance of an Event of Default, or (iv) at any time after the occurrence of an event described in Sections 22.1(c), 22.1(d), 22.1(e), 22.1(f), 22.1.(g) or 22.1(h) (without regard to any requirement in said Sections of Landlord to give notice of such default to Tenant), or (iv) during a bankruptcy event or (vi) if Landlord has given to Tenant three (3) or more notices of default under Section 22.1(a), where a late charge has become payable under Section 4.2 for each of such defaults, or Section 22.1(b), whether or not the defaults are cured, during the twelve (12) month period prior to the time that Tenant would exercise the Additional Rights.

51.5 The period of time within which the Additional Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the provisions of Section 51.4. From and after such time as the Additional Rights have expired or otherwise become null and void pursuant to this Article 51, upon Landlord’s request from time to time, Tenant shall execute such documentation as Landlord shall reasonably require confirming that the Additional Rights are null and void.

51.6 At Landlord’s option in its sole and absolute discretion, the Additional Rights shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Additional Rights, if, after such exercise and prior to the commencement of the Option Term or the term for the ROFR Space, as applicable, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of 30 days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant fails to commence to cure a default specified in Section 22.1.2 within 30 days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion, or (iii) an Event of Default occurs, or (iv) an event described in Sections 22.1(c), 22.1(d), 22.1(e), 22.1(f), 22.1.(g) or 22.1(h) (without regard to any requirement in said Sections of Landlord to give notice of such default to Tenant) occurs, or (v) a bankruptcy event occurs, or (vi) Landlord gives to Tenant three or more notices of default under Section 22.1(a), where a late charge becomes payable under Section 4.2 for each such default, or Section 22.1(b), whether or not the defaults are cured.

51.7 The term “Fair Market Rent” as used in this Lease is defined to mean the rent, including all escalations, at which tenants are leasing or renewing non-sublease, non-encumbered, non-equity space comparable in size and quality to the Premises (with appropriate value given to the Tenant Improvements in the Premises) for the Option Term in the Market Area, giving appropriate consideration to the annual rental rates per square foot, tenant concessions (including, without limitation, free rent, tenant improvement or refurbishment allowances and abated parking charges) and the standard of measurement by which the square footage is measured. In determining Fair Market Rent it shall be assumed that:

51.7.1 The Premises are in excellent condition and repair and there shall be no deduction for depreciation, obsolescence or deferred maintenance (but less reasonable wear and tear as long as well maintained by Tenant).

51.7.2 The Premises would be leased for the period of the Option Term by a tenant with the credit standing of Tenant, as the same exists at that time.

51.7.3 The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original Term.

51.8 Landlord shall initially determine the Fair Market Rent and shall give Tenant notice (the “Market Rent Notice”) of such determination and the basis on which such determination was made on or before the sixtieth (60th) day prior to the date on which such determination is to take effect, or as soon thereafter as is reasonably practicable.

51.9 If Tenant fails to notify Landlord that Tenant disagrees with Landlord’s determination of the Fair Market Rent set forth in the Market Rent Notice on or before the twentieth (20th) day following delivery of the Market Rent Notice, Tenant shall be deemed to have accepted Landlord’s determination of Fair Market Rent. If Tenant notifies Landlord in writing, on or before the twentieth (20th) day following delivery of the Market Rent Notice, that Tenant disagrees with the applicable determination, Landlord and Tenant shall negotiate in good faith to resolve such dispute within ten (10) days thereafter (the 30th day after any Market Rent Notice is referred to herein as the “Outside Agreement Date”). If not resolved by the Outside Agreement Date, then each party shall submit to the other, within five (5) days after the Outside Agreement Date, its determination of the Fair Market Rent (the “Landlord’s FMV Determination” and the “Tenant’s FMV Determination”, respectively) and the dispute shall be submitted to arbitration (the “Arbitration”) in accordance with the provisions set forth in Section 51.9 below (if Landlord fails to deliver its determination Landlord’s FMV Determination within said five (5) days, Landlord’s FMV Determination shall be the Fair Market Rent set forth in the Market Rent Notice and if Tenant fails to deliver its determination of Fair Market Rent with said five (5) business days, Tenant’s FMV Determination shall be deemed to be Landlord’s FMV Determination and there shall be no arbitration), and until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Landlord’s FMV Determination and, if Tenant’s Determination becomes the final determination of Fair Market Rent, Landlord shall refund any overpayments to Tenant, within five (5) business days following the final resolution of the dispute.

51.10 The arbitration procedures for the determination of Fair Market Rent are:

51.10.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of properties similar to the Premises in the surrounding area of San Diego County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s FMV Determination or Tenant’s FMV Determination is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrators, taking into account the requirements of this subparagraph regarding the same. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

51.10.2 The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator, meet and attempt to reach a decision as to whether the parties shall use Landlord’s FMV Determination or Tenant’s FMV Determination, and shall notify Landlord and Tenant of their decision, if any.

51.10.3 If the two arbitrators are unable to reach a decision, the two (2) arbitrators shall, within thirty (30) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

51.10.4 The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s FMV Determination or Tenant’s FMV Determination, and shall notify Landlord and Tenant thereof.

51.10.5 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

51.10.6 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one (1) of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

51.10.7 If the two (2) arbitrators fail to agree upon and to appoint a third arbitrator, then the appointment of the third arbitrator shall be dismissed, and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Lease.

51.10.8 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 52

ANTI-TERRORISM

52.1 Tenant represents and warrants to Landlord that Tenant is not, and covenant that Tenant shall not during the Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).

52.2 To the best of its knowledge, Tenant represents and warrants to Landlord that Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project. Tenant will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project.

52.3 Tenant’s breach of any representation or covenant set forth in this Article 52 or Article 54 below shall constitute an Event of Default.

ARTICLE 53

TELECOMMUNICATIONS LINES AND EQUIPMENT

53.1 Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord and Landlord’s riser management company, if any. Any request for consent shall contain such information as Landlord and Landlord’s riser management company, if any, may request.

53.1.1 Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

53.1.2 If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s third party costs in connection therewith (including without limitation all costs related to new Lines and all costs of any riser management company employed by Landlord) and shall use, maintain and operate the Lines and related equipment, in accordance with and subject to all Applicable Laws governing the Lines and equipment and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines and the rules and requirements of Landlord’s riser management company, if any. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

53.1.3 Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Applicable Laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three days after written notice.

53.2 Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

53.3 Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

53.4 If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

53.4.1 Within 30 days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to:

(a) Retain any or all Lines installed by Tenant in the risers of the Building;

(b) Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines (“Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(c) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(d) If Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

53.4.2 In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.

53.4.3 Notwithstanding anything to the contrary contained herein, if Landlord employs a riser management company, Landlord may require that the installation of all Lines and all Wiring Restoration Work be perform by such riser management company at Tenant’s sole cost and expense.

ARTICLE 54

ERISA

54.1 To induce Landlord to enter into this Lease, and in order to enable The Prudential Insurance Company of America (“Prudential”) to satisfy its compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Tenant represents and warrants to Landlord and Prudential that: (a) Tenant is not an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and does not hold “plan assets” (within the meaning of the U.S. Department of Labor regulation located at 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (“Plan Asset Regulation”)) of any such employee benefit plan or plan; (b) neither Tenant nor any person affiliated with Tenant (within the meaning of VI(c) of Prohibited Transaction Exemption 84-14, as amended, granted by the U.S. Department of Labor (“PTE 84-14”) exercised or has discretionary authority, control, responsibility, or influence with respect to either (i) the investment of ERISA plan assets in PRISA II Separate Account or any of its subaccounts (“PRISA II”), or (ii) the withdrawal of ERISA plan assets from PRISA II; (c) Tenant (i) does not employ any employees covered by an ERISA plan invested in PRISA II, (ii) is not an employee organization any of whose members are covered by an ERISA plan invested in PRISA II, and (iii) does not have a relationship described in ERISA Sections 3(14) (E) - (I) with an entity described in clause (c)(i) or (c)(ii) above; and (d) Tenant confirms that it is not a “related party” (as defined in Section VI(h) of PTE 84-14) of Prudential or an “affiliate” (as defined in Section IV(b) of Prohibited Transaction Exemption 90-1 granted by the U.S. Department of Labor) of Prudential. Tenant’s breach of any representation or covenant set forth in this Section shall constitute an Event of Default, entitling Landlord to any and all remedies hereunder, or at law or in equity. Tenant acknowledges and agrees that as a condition to effectiveness of any Transferor to the requirement for consent to Transfer by Landlord pursuant to Section 18, Tenant shall cause the transferee to reaffirm, on behalf of such transferee, the representations set forth in this Section 54.1 and Article 52 above, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

CONATUS PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Steven J. Mento

Steven J. Mento, Ph.D., President & CEO
[Printed Name and Title]

LANDLORD:

THE POINT OFFICE PARTNERS, LLC, a Delaware limited liability company

By	The Prudential Insurance Company of America, a New Jersey corporation, acting solely on behalf of and for the benefit of and with its liability limited to the assets of its insurance company separate account, PRISA II

	By:	/s/ Justin Chapman

Justin Chapman, Vice President
[Printed Name and Title]

EXHIBIT A

The Property

LEGAL DESCRIPTION

(See Attached)

Exhibit A

Page 1	DESCRIPTION

PARCEL 1: (APN: 310-040-28)

THOSE PORTIONS OF LOTS 1 AND 2 OF SECTION 31, TOWNSHIP 14 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHWEST RIGHT-OF-WAY OF CARMEL MOUNTAIN ROAD AS DEDICATED PER DOCUMENT RECORDED MARCH 13, 1990 AS FILE/PAGE NO. 90-133889 OF OFFICIAL RECORDS WITH THE SOUTHERLY BOUNDARY OF TORREY VIEW, MAP NO. 13297; THENCE ALONG SAID NORTHWESTERLY RIGHT OF WAY SOUTH 41°07’31” WEST 182.59 FEET TO THE BEGINNING OF TANGENT 1139.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT-OF-WAY SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 13°37’49” AN ARC DISTANCE OF 270.96 FEET; THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT OF WAY SOUTH 54°45’20” WEST 229.36 FEET TO A POINT ON THE EASTERLY BOUNDARY OF THAT CERTAIN PARCEL OF LAND DEEDED TO THE CITY OF SAN DIEGO OCTOBER 4, 1999 AS DOCUMENT NO. 1999-0672056 AND A DEED RECORDED OCTOBER 22, 1999 AS DOCUMENT NO. 1999-0710493 (RECORDED TO CORRECT ERRORS IN THE OCTOBER 4, 1999 DEED); THENCE LEAVING THE NORTHWESTERLY RIGHT OF WAY OF CARMEL MOUNTAIN ROAD NORTHWESTERLY ALONG THE EASTERLY BOUNDARY OF SAID DEED TO THE CITY OF SAN DIEGO NORTH 35°14’40” WEST 8.42 FEET; THENCE SOUTH 54°45’20” WEST 99.44 FEET; THENCE NORTH 70°44’08 WEST 90.92 FEET; THENCE NORTH 14°17’10” EAST 139.47 FEET; THENCE NORTH 55°46’08” WEST 32.75 FEET; THENCE NORTH 57°38’47” WEST 8.52 FEET TO THE BEGINNING OF A TANGENT 17.39 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 31°30’24” A DISTANCE OF 9.56 FEET TO THE BEGINNING OF A REVERSE 49.21 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 41°16’16” A DISTANCE OF 35.45 FEET; THENCE NORTH 67°24’39” WEST 50.98 FEET TO THE BEGINNING OF A TANGENT 32.81 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°46’06” A DISTANCE OF 10.75 FEET; THENCE NORTH 48°38’33” WEST 95.97 FEET; THENCE NORTH 39°53’13” WEST 22.08 FEET TO THE BEGINNING OF A NON-TANGENT 65.62 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY, TO WHICH A RADIAL LINE BEARS NORTH 49°04’53” EAST; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 29°44’32” A DISTANCE OF 34.06 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 15°34’10” A DISTANCE OF 17.83 FEET; THENCE NORTH 55°05’29” WEST 19.47 FEET TO THE BEGINNING OF A TANGENT 65.62 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY, THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 23°23’21” A DISTANCE OF 26.79 FEET TO THE BEGINNING OF A REVERSE 131 23 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°55’22” A DISTANCE OF 29.60 FEET; THENCE NORTH 44°37’30” WEST 59.84 FEET; THENCE NORTH 00°43’20” WEST 67.54 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF SAID MAP 13297; THENCE LEAVING THE EASTERLY BOUNDARY OF SAID DEED TO THE CITY OF SAN DIEGO, EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID MAP 13297 SOUTH 89°13’36” EAST 219.01 FEET; THENCE SOUTH 89°11’26 EAST 773.92 FEET TO THE POINT OF BEGINNING.

PARCEL 2: (APN: 310-040-25 PTN)

THOSE PORTIONS OF LOTS 1 AND 2 OF SECTION 31, TOWNSHIP 14 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING MORE PARTICULARLY

Exhibit A

Page 2	DESCRIPTION

DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND DEEDED TO THE CITY OF SAN DIEGO OCTOBER 22, 1999 AS FILE NO. 1999-0710493; THENCE ALONG THE BOUNDARY OF SAID CITY LAND NORTH 35°14’40” WEST 8.42 FEET; THENCE SOUTH 54°45’20” WEST 99.44 FEET; TO THE TRUE POINT OF BEGINNING THENCE LEAVING SAID CITY LAND CONTINUING SOUTH 54°45’20” WEST 37.20 FEET; THENCE NORTH 89°09’31” WEST 15.49 FEET; THENCE NORTH 54°02’56” WEST 183.77 FEET TO THE BEGINNING OF A TANGENT 2903 56 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 03°23’44” A DISTANCE OF 172.07 FEET TO A POINT ON THE WESTERLY LINE OF SAID CITY LAND; THENCE NORTH 21°14’44” WEST 246.56 FEET ALONG THE BOUNDARY OF SAID LAND; THENCE NORTH 51°49’40” WEST 154.96 FEET; THENCE SOUTH 89°13’36” EAST 143.39 FEET; THENCE SOUTH 00°43’20” EAST 67.54 FEET; THENCE SOUTH 44°37’30” EAST 59.84 FEET TO THE BEGINNING OF A TANGENT 131.23 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°55’22” A DISTANCE OF 29.60 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 23°23’21” A DISTANCE OF 26.79 FEET; THENCE SOUTH 55°05’29” EAST 19.47 FEET TO THE BEGINNING OF A TANGENT 65.62 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 15°34’10 A DISTANCE OF 17.83 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 29°44’32” A DISTANCE OF 34.06 FEET; THENCE SOUTH 39°53’13” EAST 22.08 FEET; THENCE SOUTH 48°38’33” EAST 95.97 FEET TO THE BEGINNING OF A TANGENT 32.81 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°46’06” A DISTANCE OF 10.75 FEET; THENCE SOUTH 67°24’39” EAST 50.98 FEET TO THE BEGINNING OF A TANGENT 49.21 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 41°16’15” A DISTANCE OF 35.45 FEET TO THE BEGINNING OF A REVERSE 17.39 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 31°30’24” A DISTANCE OF 9.56 FEET; THENCE SOUTH 57°38’47” EAST 8 52 FEET; THENCE SOUTH 55°46’08” EAST 32.75 FEET; THENCE SOUTH 14°17’10” WEST 139 47 FEET; THENCE SOUTH 70°44’08” EAST 90.92 FEET TO THE TRUE POINT OF BEGINNING.

Exhibit A

EXHIBIT B

PREMISES

Exhibit B

EXHIBIT C

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter Agreement”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter Agreement to “the Lease” shall mean the relevant portions of the Lease to which this Work Letter Agreement is attached as Exhibit “C.”

SECTION 1.

BASE, SHELL AND CORE

Tenant shall accept the base, shell and core of the Premises in its current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Landlord shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Work Letter Agreement. Except for the Tenant Improvements, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2.

CONSTRUCTION DRAWINGS

2.1 Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Hurkes Harris, dated December 23, 2013 (the “Final Space Plan”). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as determined by Landlord. Within three (3) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and

Exhibit C

properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings.” The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements.” Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings.”

SECTION 3.

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Contractor. Landlord shall cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Except as otherwise provided in this Work Letter Agreement, Landlord shall pay for the cost of the design and construction of the Tenant Improvements. The cost of the design and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) four percent (4%) and (ii) the total cost of the design and construction of the Tenant Improvements. If Tenant requests any changes, change orders or modifications to the Working Drawings and/or the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the cost to construct the Tenant Improvements above the cost of the tenant improvements as described in the Final Space Plan, Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant.

3.2 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

Exhibit C

SECTION 4.

SUBSTANTIAL COMPLETION

4.1 Substantial Completion. For purposes of the Lease, including for purposes of determining the Commencement Date, “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements pursuant to the Approved Working Drawings, with the exception of any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and the “Substantial Completion Date” shall be the date on which Substantial Completion occurs.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2 a breach by Tenant of the terms of this Work Letter Agreement or the Lease;

4.2.3 Tenant’s request for changes in any of the Construction Drawings (whether or not approved);

4.2.4 Tenant’s requirement for materials, components, finishes or improvements that were not identified in the Final Space Plan and which are not available in a commercially reasonable time, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building that were not identified in the Final Space Plan and required by the Approved Working Drawings;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual Substantial Completion Date, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

Exhibit C

SECTION 5.

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Charles J. Cashion as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

5.2 Landlord’s Representative. Landlord has designated Maria Solana as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

5.3 Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 22 of the Lease or any default by Tenant under this Work Letter Agreement has occurred at any time on or before Substantial Completion and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause Contractor to suspend the construction of the Premises (in which case, Tenant shall be responsible for any delay in Substantial Completion caused by such work stoppage as set forth in Section 4.2 of this Work Letter Agreement), and (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to a default by Tenant as described in Section 22 of the Lease or under this Work Letter Agreement, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as additional rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.5 Termination. Notwithstanding anything in the Lease (including this Work Letter Agreement) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements within ninety (90) days from the date

Exhibit C

of the full execution and delivery of the Lease by Landlord and Tenant. Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

Exhibit C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1. The sidewalks, entries, passages, court, corridor, stairways, and elevators shall not be obstructed or used for purposes other than ingress or egress by the Tenant Parties.

2. Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be reasonably prescribed by Landlord, and such objects shall, in all cases, be placed upon plates or footings of such size as shall be reasonably prescribed by Landlord. Any damage done to the Building by taking in or removing any heavy article from or overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Project by Tenant, its agents, or servants shall be paid by Tenant.

3. Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building with anything except normal picture hanging apparatus without the express prior written consent of Landlord. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors, representatives, installation technicians, and other mechanics, artisans, and laborers rendering any service in connection with the repair, or permanent improvements of the Premises to Landlord for Landlord’s approval before performance of any such service. This Paragraph 4 shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any, other portion of the Building. Plans and specifications for such work prepared at Tenant’s sole expense shall be submitted to Landlord and shall be subject to Landlord’s express prior written approval in each instance before the commencement of work. Subject to the provisions of the Lease, all installations, alterations, and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph, and similar wires are to be introduced to the Project and Premises and the location of telephones, call boxes, and other office equipment affixed to the Project shall be subject to the express prior written approval of Landlord.

4. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without the written consent of Landlord. Landlord shall not be responsible to Tenant for loss of property from the Premises or for any damage done to the furniture by the janitor, any of his or her employees, or by any other person. Any person employed by Tenant for the purposes of cleaning the Premises, with the written consent of Landlord, must be subject to and under the control and direction of the Building janitor.

Exhibit D

5. Landlord shall furnish Tenant two (2) keys for each corridor door entering the Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant or Tenant’s authorized representative. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord or its representative with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. If Tenant shall not return such keys, Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such a change.

6. Tenant shall comply with all requirements necessary for the security of the Project, including the use of service passes issued by Landlord for after hours removal of office equipment, packages, and signing in and/or out in the security register in the Building lobby after hours. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person nor shall the same constitute a breach of this Lease. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property, and Landlord reserves the right to deny entrance to the Building or remove any person from the Project in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Project or to the public or in the event of fire or other emergency, riot, civil commotion, or similar disturbance involving risk to the Project, tenants, or the general public and the foregoing shall not constitute a breach of this Lease. In addition, Landlord reserves the right, in the event of an emergency in Landlord’s reasonable discretion, to close or limit access to the Project and/or the Premises, from time to time, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such reasonable decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord’s actions shall not constitute a breach of the Lease.

7. Landlord reserves the right to make such rules and regulations as it may see fit concerning the use of electric current, water, and other supplies of the Building and to designate such hours as the Building may be closed.

8. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Tenant shall not waste water by interfering with the operation of any plumbing fixture.

9. Tenant shall not disturb the occupants of the Building by the use of any musical or sound producing instruments, making unseemly noises, or by interference in any way. Tenant shall not bring any dogs or other animals into the Building other than properly trained service animals assisting handicapped persons.

Exhibit D

10. Tenant shall not bring or keep within the Building any bicycle or motorcycle, but bicycles may be placed in the bicycle racks at the Tenant’s sole risk.

11. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as otherwise permitted in the Lease. Tenant shall not keep or permit to be used or kept, any noxious gas or substance in or on the Premises or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise unreasonably interfere with the use of the Project by other tenants.

12. Nothing shall be thrown out of the doors of the Building or down stairways or other passages by Tenant.

13. All glass, locks, and trimmings in or about the doors and windows, and all electric globes and shades belonging to the Project shall be kept whole; and whenever broken by Tenant, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord.

14. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purposes of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Premises, the Common Areas (including without limitation the loading docks and the garage area), or within twenty-five (25) feet of any entrance or exit to the Building. Tenant shall notify the Building Manager promptly of any unauthorized person who is soliciting from or causing annoyance to tenants, their employees, guests, or invitees.

15. Parking in unmarked areas, blocking of walkways, loading areas, entrances, or alleyways shall not be permitted. Should such a situation exist, Landlord, at its option, shall have the right to tow such vehicle away at the owner’s expense.

16. Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with the loss, theft, misappropriation, or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry, or other items of personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss, unless the loss arises from Landlord’s willful or negligent acts or omissions.

17. Tenant, its agents, servants, and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights. Corridor doors, when not in

Exhibit D

use, shall be kept closed. Subject to applicable fire or other safety regulations, interior doors, all when not in use, shall be kept closed. Subject to applicable fire or other safety regulations, all doors opening into Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors.

18. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

19. To insure orderly operation of the Project, no deliveries of any kind or nature shall be made to any leased area except by persons appointed or approved by Landlord in writing. There shall not be used in any space or in the public halls of the Building, either by Tenant, by jobbers, or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Hand trucks are not permitted in the passenger elevators.

20. Tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects.

21. Tenant shall use its best efforts to protect Common Areas and Building elevators during movement in and out of the Project of furniture or office equipment, or dispatch and receipt by Tenant of any bulky material or merchandise. Movement through the building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be scheduled with the Building management office and done in a manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to its decisions and control as to the time, method, and routing of movement, and as to limitations for safety or other concerns which may prohibit any article, equipment, or any other item being brought into the Building. Tenant shall assume all risk regarding damage to articles moved and injury to persons engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any act in connection with carrying out this service for Tenant from time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or person resulting from any act in connection with such service performed for Tenant. No contractor shall be allowed to move any items in or out of the Building without having a current certificate of insurance on file with the Building manager.

22. Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in this Lease in Landlord’s reasonable judgment.

Exhibit D

23. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or of persons having business in the Building or in any way injure or annoy such tenants or persons.

24. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Building or for any other reason subject to the terms of this Lease.

25. Tenant shall not commercially cook or prepare food, or place or use any inflammable, combustible, explosive, or hazardous fluid, chemical, device, substance, or material in or about the Building without the prior written consent of Landlord over and above its initial use and leased purpose of the Premises. Tenant shall comply with the statutes, ordinances, rules, orders, regulations, and requirements imposed by governmental or quasi governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building which shall result in an increase in the cost of any insurance purchased by Landlord in connection with this Lease.

26. Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator, or any other similar apparatus without the express prior written consent of Landlord, and then only as Landlord may reasonably direct.

27. Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the Rules and Regulations of the Project.

28. No signs, awnings, showcases, advertising devices, or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any Common Areas without the express prior written consent of Landlord. No blinds, drapes, or other window coverings shall be installed in the Building without the express prior written consent of Landlord. No sign, picture, advertisement, window display, or other public display or notice shall be inscribed, exhibited, painted, or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises of the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may, within five (5) days of written notice to Tenant, remove the articles constituting the violation without any liability unless a loss other than said removal arises from Landlord’s willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as Additional Rent under this Lease.

29. Tenant shall not use the name of the Building or the name of Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia, or any other similar item without Landlord’s express prior written consent.

Exhibit D

30. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air in the Common Areas shall not be covered or obstructed by Tenant through placement of objects upon window sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun’s rays fall upon windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety, or lighting system.

31. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to the Tenant Parties.

32. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises or the Project. Landlord shall make adjustments, if necessary, in Landlord’s reasonable discretion, to thermostats at the request of Tenant.

33. No tobacco smoking or chewing will be permitted in occupied or public areas. Smoking is allowed only in designated areas approved by the Building Manager. It is understood that the Building Manager, in its sole discretion, may choose not to designate any approved areas in the Project for smoking.

34. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

35. Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions reasonably necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as “fire wardens” and requiring them to attend any necessary classes and meetings and to perform any required functions.

36. Tenant and its employees shall comply with all federal, state and local recycling and/or resource conversation laws and shall take all actions reasonably requested by Landlord in order to comply with such laws.

37. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

38. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

39. Parking sticker or any other device or form of identification supplied by Landlord as a condition of use of the Parking Facility shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in

Exhibit D

any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

40. No overnight or extended term storage of vehicles shall be permitted.

41. Vehicles must be parked entirely within painted stall lines of a single parking stall.

42. All directional signs and arrows must be observed.

43. The speed limit within all parking areas shall be five (5) miles per hour.

44. Parking is prohibited: (a) in areas striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

45. Loss or theft of parking identification devices must be reported to the management office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the Parking Facility that does not have an identification device.

46. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

47. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

48. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

49. Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these Rules and Regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the Parking Facility shall terminate concurrently therewith.

50. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these Rules and Regulations.

51. Tenant shall pay the cost to mark or designate any reserved parking spaces provided to Tenant.

52. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these Rules and Regulations and all city, state or federal ordinances, laws or agreements.

Exhibit D

53. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, management, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed. Landlord may refuse to permit any person who violates these rules to park in the Parking Facility, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

Exhibit D

EXHIBIT E

SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to                      (“Landlord”), and                     , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease Agreement dated             , 20     between Landlord and Tenant (the “Lease”), which demises Premises which are located at                     . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on             , 20    .

3. The term of the Lease is currently scheduled to expire on             , 20    .

4. Tenant has no option to renew or extend the Term of the Lease except:                     .

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or the site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:                     .

6. The Lease has: (Initial One)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

(    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:                     .

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                     .

Exhibit E

8. The current Monthly Basic Rent is $        ; and current monthly parking charges are $        .

9. Tenant’s Percentage is     %. The current Monthly Escalation Payment is $        , the current Monthly Tax Payment is $         and the current Monthly Utility Payment is $        .

10. The amount of Security Deposit is $        . No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. There are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

Exhibit E

The foregoing certification is made with the knowledge that                      is about to [fund a loan to Landlord or purchase the Building/Project or a direct or indirect interest therein from Landlord], and that                      is relying upon the representations herein made in [funding such loan or purchasing the Building/Project or such direct or indirect interest therein]. All capitalized terms used herein shall have the meanings ascribed to them in the Lease.

Dated:             , 20    .

“TENANT”

a

By:

Print Name:

Its:

Exhibit E

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

This Commencement Date Memorandum is delivered this      day of             , 2014, by THE POINT OFFICE PARTNERS, LLC, a Delaware limited liability company (“Landlord”) to,                     , a                      (“Tenant”), pursuant to the provisions of Section 2.1 of that certain Office Lease (the “Lease”) dated             , 2014, by and between Landlord and Tenant covering certain space in the building located at 16745 West Bernardo Drive, San Diego, California. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

Ladies and Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. The Tenant Improvements been accepted by Tenant as being substantially complete and that there is no deficiency in construction. Substantial Completion has occurred.

2. The Commencement Date is             , 20    , and the Expiration Date is             , 20    .

3. The prorated Monthly Basic Rent for the period between the Commencement Date and             , 20     is $        .

4. Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

5. The Base Rent for the Premises is:

Months	Monthly Base Rent	Approximate Monthly Rental Rate Per Rentable Square Foot

/ / - / /	$	$

/ / - / /	$	$

/ / - / /	$	$

/ / - / /	$	$

Exhibit F

/ / - / /	$	$

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IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:

THE POINT OFFICE PARTNERS, LLC, a Delaware limited liability company

By	The Prudential Insurance Company of America, an insurance company organized under the laws of the State of New Jersey, acting solely on behalf of, and for the benefit of, and with its liability limited to the assets of, its insurance company separate account PRISA II, its Sole Member

By:
Name:
Title:

ACCEPTED:
TENANT:

, a

By:
Print Name:
Print Title:

SAMPLE ONLY [NOT FOR EXECUTION]

Exhibit F